Exhibit 99.1




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                              ASSET SALE AGREEMENT

                                  BY AND AMONG

                            THE GRAND UNION COMPANY,

                           C&S WHOLESALE GROCERS, INC.

                                       AND

                                 GU MARKETS LLC

                          DATED AS OF NOVEMBER 12, 2000



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                                          TABLE OF CONTENTS

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                                              ARTICLE I
                                   DEFINITIONS AND INTERPRETATION

                  Section 1.1       Definitions.....................................................2
                  Section 1.2       Interpretation.................................................13

                                             ARTICLE II
                                     PURCHASE AND SALE OF ASSETS

                  Section 2.1       Sale and Transfer of Assets....................................15
                  Section 2.2       Retained Assets................................................20
                  Section 2.3       Assumption of Liabilities......................................21
                  Section 2.4       Retained Liabilities...........................................22
                  Section 2.5       The Purchase Price.............................................22
                  Section 2.6       Escrows........................................................23

                                             ARTICLE III
                                             THE CLOSING

                  Section 3.1       The Closing....................................................24
                  Section 3.2       Deliveries by Seller...........................................24
                  Section 3.3       Deliveries by Purchaser........................................26

                                             ARTICLE IV
                                         REPRESENTATIONS AND
                                        WARRANTIES OF SELLER

                  Section 4.1       Authorization..................................................28
                  Section 4.2       Binding Agreement..............................................28
                  Section 4.3       Organization; Qualification of Seller..........................29
                  Section 4.4       Subsidiaries and Affiliates....................................29
                  Section 4.5       Consents and Approvals; No Violations..........................29
                  Section 4.6       Financial Statements...........................................30
                  Section 4.7       Books and Records..............................................30
                  Section 4.8       Material Contracts.............................................30


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                  Section 4.9       Absence of Certain Changes.....................................32
                  Section 4.10      Title to Assets; Encumbrances..................................33
                  Section 4.11      Real Property..................................................34
                  Section 4.12      Environmental Matters..........................................36
                  Section 4.13      Insurance......................................................37
                  Section 4.14      Casualties.....................................................37
                  Section 4.15      Compliance with Laws; Permits and Licenses.....................37
                  Section 4.16      Taxes..........................................................38
                  Section 4.17      Intellectual Property..........................................39
                  Section 4.18      Labor Relations and Employment.................................40
                  Section 4.19      Brokers or Finders.............................................41

                                              ARTICLE V
                                   REPRESENTATIONS AND WARRANTIES
                                        OF PURCHASER AND C&S

                  Section 5.1       Organization...................................................42
                  Section 5.2       Authorization..................................................42
                  Section 5.3       Binding Agreement..............................................42
                  Section 5.4       Consents and Approvals; No Violations..........................42
                  Section 5.5       Availability of Funds..........................................43
                  Section 5.6       Brokers or Finders.............................................43

                                             ARTICLE VI
                                              COVENANTS

                  Section 6.1       Interim Operations of the Business.............................43
                  Section 6.2       Access; Confidentiality........................................46
                  Section 6.3       Efforts and Actions to Cause Closing to Occur..................48
                  Section 6.4       Notification of Certain Matters................................50
                  Section 6.5       Deliveries by Purchaser; Certain Adjustments...................50
                  Section 6.6       Submission for Court Approval..................................52
                  Section 6.7       Bidding Procedures.............................................53
                  Section 6.8       Employee Matters...............................................57
                  Section 6.9       Prompt Payment of Cure Amounts; Expenses Relating to the
                                       Assets......................................................57
                  Section 6.10      Inventory Matters; Purchase Price Adjustment...................59


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                  Section 6.11      Subsequent Actions.............................................61
                  Section 6.12      Publicity......................................................61
                  Section 6.13      Completion of Non-assignable Assigned Contracts................62
                  Section 6.14      Estoppel Certificates..........................................62
                  Section 6.15      Tax Matters....................................................62
                  Section 6.16      General Cooperation............................................65
                  Section 6.17      Use of Seller's Name and Logo..................................65
                  Section 6.18      Removal of Equipment...........................................65
                  Section 6.19      Disclosure Supplements.........................................66
                  Section 6.20      Further Assurances.............................................66
                  Section 6.21      Third Party Purchasers.........................................66
                  Section 6.22      Interim Supply Agreement.......................................68
                  Section 6.23      Escrow Expiration..............................................68
                  Section 6.24      Adequate Assurances............................................69

                                             ARTICLE VII
                                             CONDITIONS

                  Section 7.1       Conditions to Each Party's Obligation to Effect the Closing....69
                  Section 7.2       Conditions to Obligations of Purchaser to Effect the Closing...70
                  Section 7.3       Conditions to Obligations of  Seller to Effect the Closing.....73

                                            ARTICLE VIII
                                             TERMINATION

                  Section 8.1       Termination....................................................74
                  Section 8.2       Effect of Termination..........................................76
                  Section 8.3       Extension; Waiver..............................................77

                                             ARTICLE IX
                                           INDEMNIFICATION

                  Section 9.1       Indemnification; Remedies......................................77
                  Section 9.2       Notice of Claim; Defense.......................................78
                  Section 9.3       Survival of Indemnification Claims.............................79
                  Section 9.4       Tax Effect of Indemnification Payments.........................79
                  Section 9.5       Effect of Investigation........................................79


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                  Section 9.6       Survival of Covenants, Representations and Warranties..........79

                                              ARTICLE X
                                            MISCELLANEOUS

                  Section 10.1      Fees and Expenses..............................................80
                  Section 10.2      Bulk Sales. ...................................................80
                  Section 10.3      Condition of Assets............................................80
                  Section 10.4      Amendment and Modification.....................................81
                  Section 10.5      Notices........................................................81
                  Section 10.6      Counterparts...................................................83
                  Section 10.7      Entire Agreement; No Third Party Beneficiaries.................83
                  Section 10.8      Severability...................................................84
                  Section 10.9      Governing Law..................................................84
                  Section 10.10     Exclusive Jurisdiction.........................................84
                  Section 10.11     Election of Remedies...........................................84
                  Section 10.12     Assignment.....................................................84
                  Section 10.13     Headings.......................................................85


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                                                 iv

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                              ASSET SALE AGREEMENT


                  Asset Sale Agreement, dated as of November 12, 2000, by and among The Grand Union Company, a Delaware corporation ("Seller"), C&S Wholesale Grocers, Inc., a Vermont corporation ("C&S"), and GU Markets LLC, a Delaware limited liability company ("Purchaser").

                  WHEREAS, Seller is engaged in the retail grocery business and operates grocery stores (the "Business"); and

                  WHEREAS, Seller and its Subsidiaries, as debtors in possession pursuant to voluntary petitions, filed on October 3, 2000 (the "Petition") for reorganization relief pursuant to chapter 11 of title 11 of the United States Code, 11 U.S.C. ss.ss. 101-1330 (as amended, the "Bankruptcy Code"), pending in the United States Bankruptcy Court for the District of New Jersey (the "Bankruptcy Court") as Case Nos. 00-39613 through 00- 39616 (collectively, the "Bankruptcy Case"); and

                  WHEREAS, Purchaser desires to purchase and acquire from Seller certain assets and rights, and Seller desires to sell, convey, assign and transfer all of such assets and rights to Purchaser, in the manner and subject to the terms and conditions set forth herein and as authorized under Sections 105, 363 and 365 of the Bankruptcy Code; and

                  WHEREAS, Seller desires to assign to Purchaser and Purchaser desires to assume from Seller, certain liabilities in the manner and subject to the terms and conditions set forth herein and as authorized under Sections 105, 363 and 365 of the Bankruptcy Code;

                  NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:



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                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

                  Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context clearly requires otherwise:

                  "Accounts Receivable" means any and all trade accounts, notes and other receivables of Seller and its Subsidiaries and all claims relating thereto or arising therefrom.

                  "Affiliate" has the meaning set forth in Rule 12b-2 of the Exchange Act.

                  "Agreement" or "this Agreement" shall mean this Asset Sale Agreement, together with the Exhibits and Appendices hereto and the Disclosure Schedule.

                  "Allocation Schedule" has the meaning set forth in Section 6.15(e).

                  "Alternative Transaction" has the meaning set forth in Section 6.7(a).

                  "Ancillary Agreements" shall mean the Bill of Sale, the Escrow Agreement, the Interim Operating Agreement and the Lease Assignment Documents.

                  "Applicable Law" shall mean any law, regulation, rule, order, judgment or decree to which the Business, the Assets, Seller or any of its Subsidiaries is subject.

                  "Asset Adjustment Amount" has the meaning set forth in Section 6.5(c).

                  "Assets" shall mean the Permanent Assets and the Contingent Assets.

                  "Assigned Contracts" means those contracts listed in Sections 2.1(a)(ii) and 2.1(b)(i) (other than those subsequently withdrawn pursuant to Sections 6.5(a) or (b)) and all Real Property Leases.

                  "Associate" has the meaning set forth in Rule 12b-2 of the Exchange Act.

                  "Assumed Liabilities" has the meaning set forth in Section 2.3(a).



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                  "Auction" shall have the meaning ascribed to such term in the
Bidding Procedures Order.

                  "Auction Deposit Escrow" has the meaning set forth in Section 2.6(a).

                  "Balance Sheet" shall mean the most recent unaudited balance sheet of Seller and its Subsidiaries as at July 2, 2000, included in the Financial Statements.

                  "Balance Sheet Date" shall mean the date of the Balance Sheet.

                  "Bankruptcy Case" has the meaning set forth in the recitals hereof.

                  "Bankruptcy Code" has the meaning set forth in the recitals hereof.

                  "Bankruptcy Court" has the meaning set forth in the recitals hereof.

                  "Base Inventory Amount" has the meaning set forth in Section 6.10(a).

                  "Base Inventory Analysis" has the meaning set forth in Section
6.10 (a).

                  "Bid" shall have the meaning ascribed to such term in the Bidding Procedures Order.

                  "Bidding Procedures" shall mean those procedures in respect of an Auction set forth in the Bidding Procedures Order.

                  "Bidding Procedures Order" shall mean the order of the Bankruptcy Court, dated October 30, 2000.

                  "Break-Up Fee" has the meaning set forth in Section 6.7(a).

                  "Business" has the meaning set forth in the recitals hereof.

                  "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banks in New York City are authorized or obligated by Applicable Law or executive order to close or are otherwise generally closed.

                  "C&S" has the meaning set forth in the recitals hereof.



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                  "Closing" shall mean the closing referred to in Section 3.1.

                  "Closing Date" shall mean the date on which the Closing occurs.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Commitment Letter" has the meaning set forth in Section 5.5.

                  "Confidentiality Agreement" shall mean the letter agreement dated July 27, 2000 between Seller and C&S.

                  "Contingent Assets" has the meaning set forth in Section 2.1(b) (other than those subsequently withdrawn pursuant to Sections 6.5(a) or (b)).

                  "Definitive Sale Documentation" shall mean this Agreement, as executed, together with all Exhibits and Schedules hereto.

                  "Deposit" shall have the meaning set forth in Section 6.7(a).

                  "Disclosure Schedule" shall mean the disclosure schedule of even date herewith prepared and signed by Seller and delivered to Purchaser simultaneously with the execution hereof.

                  "DOJ" shall mean the Antitrust Division of the United States Department of Justice.

                  "Encumbrance" shall mean any mortgage, pledge, lien (statutory or otherwise), security interest, easement, right of way, covenant, claim, restriction, right, option, conditional sale or other title retention agreement, charge or encumbrance of any kind or nature, including actions in rem and lis pendens in respect of any Assets.

                  "Environmental Claim" shall mean any claim, action, cause of action, investigation or written notice by any Person alleging noncompliance with or actual or potential liability under Environmental Law.

                  "Environmental Claim Adjustment" has the meaning set forth in
Section 6.5(d).



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                  "Environmental Law" shall mean each applicable federal, state, local and foreign law and regulation relating to the protection of the environment, including ambient air, surface water, ground water, land surface or subsurface strata, and natural resources.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Claim" shall mean a claim for indemnification or defense arising out of Section 9.1(b)(ii), including reasonable attorneys' fees and expenses and reasonable accountants' fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of the rights of Purchaser arising under Section 9.1(b)(ii).

                  "Escrow Account" has the meaning set forth in Section 2.6(b).

                  "Escrow Agent" has the meaning set forth in Section 2.6(b).

                  "Escrow Agreement" has the meaning set forth in Section
2.6(b).

                  "Escrow Termination Date" has the meaning set forth in Section 2.6(b).

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Expense Reimbursement" has the meaning set forth in Section 6.7(a).

                  "Expenses" has the meaning set forth in Section 6.7(a).

                  "Final Closing Inventory Analysis" has the meaning set forth in Section 6.10(c).

                  "Final Order" shall mean an order or judgment of the Bankruptcy Court as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or in the event that an appeal, writ of certiorari, reargument, or rehearing thereof has been sought, such order of the Bankruptcy Court shall have been determined by the highest court to which such order was appealed, or certiorari, reargument or rehearing shall have been denied and


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the time to take any further appeal, petition for certiorari, or move for reargument or rehearing shall have expired.

                  "Financial Statements" shall mean (a) the consolidated balance sheet of Seller as at April 1, 2000, together with consolidated statements of income, sharehold ers' equity and cash flows for the year then ended, together with the notes thereto, all certified by PricewaterhouseCoopers LLP, independent certified public accountants, whose report thereon is included therein, and (b) an unaudited consolidated balance sheet of the Seller as at July 2, 2000, and unaudited consolidated statements of income, shareholders' equity and cash flows for the period then ended.

                  "Financing Condition" shall have the meaning set forth in
Section 7.2(k).

                  "FTC" shall mean the United States Federal Trade Commission.

                  "GAAP" shall mean United States generally accepted accounting principles.

                  "Governmental Entity" shall mean a court, arbitral tribunal, administra tive agency or commission or other governmental or other regulatory authority or agency.

                  "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "Indebtedness" shall mean, at any time and with respect to any Person, (a) all indebtedness of such Person for borrowed money, (b) all indebtedness of such Person for the deferred purchase price of property or services (other than property, including Inventory, and services purchased, and trade payables, other expense accruals and deferred compensation items arising in the ordinary course of business, consistent with past practice), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds arising in the ordinary course of business in respect of which such Person's liability remains contingent), (d) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, to the extent required to be so


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recorded, (f) all reimbursement, payment or similar obligations of such Person, contingent or otherwise, under acceptance, letter of credit or similar facilities, (g) all Indebtedness of others referred to in clauses (a) through
(f) above guaranteed directly or indirectly by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss in respect of such Indebtedness, and (h) all Indebtedness referred to in clauses
(a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance upon or in property (including, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

                  "Intellectual Property" shall mean all Trademarks, United States and foreign patents and patent applications and improvements thereon, assumed names, logos, copyrights, copyright registrations and applications therefor, including derivatives and renewals thereof, trade secrets, formulae, inventions, technical information, know- how, processes, other confidential information and all other intellectual property throughout the world owned by, licensed to or used by Seller in connection with or applicable to the Business.

                  "Interim Operating Agreement" shall mean a short-term agreement pursuant to which Seller would agree to provide operating services during a transition period of up to 90 days following the Closing for some or all of the grocery stores and warehouses acquired by Purchaser hereunder, having the principal terms listed on Exhibit A.

                  "Interim Supply Agreement" shall mean the supply agreement, dated as of October 3, 2000, by and between Seller and C&S and as approved by order of the Bankruptcy Court dated October 3, 2000, as may be amended by written agreement of the parties thereto.

                  "Inventory" has the meaning set forth in Section 2.1(a)(vi).



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                  "Inventory Adjustment Amount" has the meaning set forth in
Section 6.10(b).

                  "Involuntary Redesignated Stores" has the meaning set forth in
Section 6.5(b).

                  "Knowledge of Seller" concerning a particular subject, area or aspect of the Business or affairs shall mean the actual knowledge of any of the senior officers and directors of Seller.

                  "Lease Assignment Documents" has the meaning set forth in
Section 3.2(c).

                  "Leased Real Property" shall mean the leasehold interests held by Seller or any of its Subsidiaries under the Real Property Leases.

                  "Liabilities" shall mean the debts, liabilities, claims, security interests, Encumbrances (other than Permitted Encumbrances), demands, expenses, commitments and obligations (whether accrued or not, known or unknown, disclosed or undisclosed, fixed or contingent, asserted or unasserted, liquidated or unliquidated, arising prior to, at or after the Closing) of Seller or its Subsidiaries.

                  "Lenders" has the meaning set forth in Section 5.5.

                  "License Agreements" has the meaning set forth in Section 4.17(c).

                  "Material Adverse Effect" means a material adverse effect on the financial condition, results of operations or business of the Business, the Assets or the Liabilities of the Business.

                  "Material Contracts" has the meaning set forth in Section 4.8(b).

                  "Materials of Environmental Concern" shall mean all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. ss. 300.5, or defined as such by, or regulated as such under, any Environmental Law.

                  "Owned Real Property" shall mean the owned real property described in Sections 2.1(a)(viii) and 2.1(b)(v), including all improvements and structures thereon


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and appurtenances belonging thereto (other than that subsequently withdrawn pursuant to Sections 6.5(a) or (b)).

                  "Permanent Assets" has the meaning set forth in Section
2.1(a).

                  "Permits" means permits, certificates, licenses, filings, approvals and other authorizations of any Governmental Entity.

                  "Permitted Encumbrances" shall mean (i) liens for current Taxes that are not yet due or delinquent or are being contested in good faith by appropriate proceed ings; (ii) statutory liens or landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's liens or other like Encumbrances arising in the ordinary course of business with respect to amounts not yet overdue (provided that such amounts arising or accruing prior to the Closing remain Retained Liabilities); (iii) with respect to the Real Property, minor title defects or irregularities that do not, individually or in the aggregate, materially impair the value or use of such property; and (iv) as to any Real Property Lease, any Encumbrance affecting solely the interest of the landlord thereunder and not the interest of the tenant thereunder, which do not materially impair the value or use of such Real Property Lease.

                  "Person" shall mean a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

                  "Petition" has the meaning set forth in the recitals hereof.

                  "Plans" shall mean each deferred compensation and each bonus or other incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement; each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of Section 3(1) of ERISA); each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by Seller or an ERISA Affiliate, that together with Seller would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA, or to which Seller or an ERISA Affiliate is party, whether written or oral, for the benefit of any employee or former employee of Seller or any Subsidiary of Seller.


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                  "Potential Bidder" shall mean a Person that participates in the bidding process.

                  "Post-Signing Matter" has the meaning set forth in Section
6.19.

                  "Potential Third Party Purchasers" has the meaning set forth in Section 6.7(d).

                  "Preliminary Closing Inventory Analysis" as the meaning set forth in Section 6.10(b).

                  "Previous Supply Agreement" shall mean the Amended and Restated Term Sheet: Supply Agreement, dated as of September 24, 1999, by and between Seller and C&S, dated October 15, 1999.

                  "Purchase Price" has the meaning set forth in Section 2.5.

                  "Purchaser" has the meaning set forth in the recitals hereof.

                  "Purchaser Indemnified Persons" shall mean Purchaser and its Affiliates.

                  "Purchaser Losses" shall mean any and all actual losses, liabilities, damages, judgments, settlements and expenses (including interest and penalties recovered by a Third Party with respect thereto and reasonable attorneys' fees and expenses and reasonable accountants' fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of the rights of Purchaser arising under Article IX) incurred by any Purchaser Indemnified Persons that arise out of (i) any breach by Seller of any of its covenants, agreements and obligations in this Agreement that survive the Closing or (ii) any breach by Seller prior to the Closing of any of its covenants, agreements and obligations contained in this Agreement.

                  "Purchaser Representation Losses" shall mean any and all actual losses, liabilities, damages, judgments, settlements and expenses (including interest and penalties recovered by a Third Party with respect thereto and reasonable attorneys' fees and expenses and reasonable accountants' fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of the rights of Purchaser arising under Article IX) incurred by any Purchaser Indemnified Persons that arise out of any breach by Seller of any of its representations and warranties


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contained in or made by or pursuant to this Agreement. All statements contained in any schedule or other writing delivered by Seller pursuant hereto shall be deemed representations and warranties.

                  "Real Property" shall mean the Leased Real Property together with the Owned Real Property.

                  "Real Property Leases" shall mean the real property leases to which Seller and/or a Subsidiary of Seller is a party described in Sections 2.1(a)(iii) and 2.1(b)(ii) of the Disclosure Schedule (other than those subsequently withdrawn pursuant to Sections 6.5(a) or (b)).

                  "Release" shall mean any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the environment (including, ambient air, surface water, groundwater and surface or subsurface strata).

                  "Retained Assets" has the meaning set forth in Section 2.2.

                  "Retained Liabilities" has the meaning set forth in Section
2.4.

                  "Retained Properties" shall mean the real property, and buildings and fixtures thereon, owned, leased or operated by Seller or any of its Subsidiaries, the control of which will not be transferred, directly or indirectly, to Purchaser at Closing pursuant to this Agreement, including those assets listed in Section 2.2(a) or 2.2(c) of the Disclosure Schedule.

                  "Sale Motion" has the meaning set forth in Section 6.6(a).

                  "Sale Order" shall mean an order of the Bankruptcy Court, in form reasonably satisfactory to Seller, C&S and Purchaser, approving the consummation of the Transactions, under Sections 105, 363 and 365 of the Bankruptcy Code.

                  "Seller" has the meaning set forth in the recitals hereof.

                  "Seller-unique items" shall mean all items provided to Seller which are not carried by any other chain of grocery stores supplied by C&S.



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                  "Seller's Trademarks and Logos" has the meaning set forth in
Section 6.17.

                  "Software" shall mean any and all (a) computer programs, including any and all software implementation of algorithms, models and methodologies, whether in source code or object code, (b) databases and compilations, including any and all data and collections of data, and (c) all documentation, including user manuals and training materials, relating to any of the foregoing.

                  "Subsequent Individual Bid" has the meaning set forth in
Section 6.7(a).


                  "Subsequent Third Party Purchasers" has the meaning set forth in Section 6.7(g).

                  "Subsidiary" shall mean, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries or (b) such Person or any other Subsidiary of such Person is a general partner (excluding any such partnership where such Person or any Subsidiary of such party does not have a majority of the voting interest in such partnership).

                  "Supply Agreements" shall mean the Previous Supply Agreement and the Interim Supply Agreement.

                  "Tax" or "Taxes" shall mean all taxes, duties, levies, penalties or other assessments imposed by any federal, state, local or foreign governmental authority, including income, gross receipts, excise, personal and real property (including leaseholds and interests in leaseholds), sales, gain, use, license, custom duty, unemployment, capital stock, transfer, franchise, payroll, withholding, social security, minimum estimated, profit, gift, severance, value added, disability, premium, recapture, credit, occupation, service, leasing, employment, stamp and other taxes, and shall include interest, penalties or additions attributable thereto or attributable to any failure to comply with any requirement regarding Tax Returns.



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                  "Tax Return" shall mean any return (including estimated
returns), report, information return, statement, declaration or other document (including any related or supporting information) filed or required to be filed with any United States federal, state, local or foreign Governmental Entity in connection with any determination, assessment or collection of any Tax or other administration of any laws, regulations or administra tive requirements (collectively "returns") and any amended returns.

                  "Third Party" shall mean any Person other than Seller, Purchaser, C&S or any of their respective Affiliates.

                  "Third Party Purchaser" has the meaning set forth in Section 6.21.

                  "Title IV Plans"shall mean any Plan subject to Title IV of ERISA.

                  "Trademarks" shall mean all United States and foreign trademarks, tradenames, service marks and registrations and applications for registration therefor.

                  "Trade Secrets" shall mean technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models and methodologies.

                  "Transactions" shall mean all the transactions provided for or contem plated by this Agreement and/or the Ancillary Agreements.

                  "Transfer Taxes" has the meaning set forth in Section 6.15(a).

                  Section 1.2       Interpretation.

                  (a) When a reference is made in this Agreement to a section, article, paragraph, exhibit or schedule, such reference shall be to a section, article, paragraph, exhibit or schedule of this Agreement unless clearly indicated to the contrary.

                  (b) Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

                  (c) The words "hereof", "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

                  (d) The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

                  (e) A reference to any party to this Agreement or any other agreement or document shall include such party's predecessors, successors and permitted assigns.

                  (f) A reference to any legislation or to any provision of any legislation shall include any amendment to, and any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

                  (g) References to $ are to United States Dollars.

                  (h) As used in this Agreement, any reference to any event, change or effect being material or having a material adverse effect on or with respect to any entity (or group of entities taken as a whole) means such event, change or effect is materially adverse to (i) the prospects, consolidated financial condition, businesses or results of operations of such entity as a whole (or, if used with respect thereto, of such group of entities taken as a whole) or (ii) the ability of such entity (or group) to consummate the Transactions.

                  (i) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

                                   ARTICLE II

                           PURCHASE AND SALE OF ASSETS

                  Section 2.1 Sale and Transfer of Assets. On the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller shall sell, convey, assign, transfer and deliver, and shall cause its applicable Subsidiaries to sell, convey, assign, transfer and deliver, to Purchaser and/or one or more of its Affiliates or Subsidiaries and/or Third Party Purchasers, as applicable, and Purchaser and/or one or more of its Affiliates or Subsidiaries and/or Third Party Purchasers, as applicable, shall purchase, acquire and accept from Seller and its applicable Subsidiaries, free and clear of any Encumbrances as and to the extent provided for in the Sale Order (other than Permitted Encumbrances, unless otherwise provided in the Sale Order), all of Seller's and its Subsidiaries' right, title and interest in and to the assets, properties, rights, claims, contracts and businesses of every kind, character and description, whether tangible or intangible, whether real, personal or mixed, whether accrued, contingent or otherwise, and wherever located which are used in or are related to the Business, other than the Retained Assets, including:

                           (a)      the Permanent Assets:

                                    (i)     all Intellectual Property;

                                    (ii)    except as otherwise provided in this
         Agreement or listed in Section 2.1(b)(i) of the Disclosure Schedule, all rights of Seller in and to all supply agreements, license agreements, advisory agreements, promotional agreements, confidentiality agree ments (under which Seller has provided information to a Third Party) to the extent related to the Assets, all purchase orders for the sale or purchase of goods and services, or both, and all other contracts and other agreements of whatever nature to which Seller is a party, to the extent set forth in Section 2.1(a)(ii) of the Disclosure Schedule;

                                    (iii)   except as otherwise provided in this
         Agreement or listed in Section 2.1(b)(ii) of the Disclosure Schedule, all rights of Seller in and to the Real Property Leases, to the extent set forth in Section 2.1(a)(iii) of the Disclosure Schedule;

                                    (iv)    all books, files, data, customer and
         supplier lists, cost and pricing information, business plans, quality control records and manuals, blueprints, research and development files, personnel records and all other records of Seller other than the minute books, stock record books, stock ledgers, Tax Returns, tax books and records and similar financial and other records of Seller which,
         (x) relate to income taxes, gross receipts Taxes and any Taxes imposed in lieu of such Taxes; provided, however, that Purchaser shall have access during regular business hours to such records, including for purposes of making summaries and copies thereof (at Purchaser's expense), as they pertain to the Business and Assets upon reasonable notice to Seller; and provided further, however, that in the event that Seller desires to destroy or dispose of any such records, Seller shall first offer to deliver, at Purchaser's expense, any or all of such Tax Returns, tax books and records and similar financial or other records relating to income taxes payable with respect to the Business as Purchaser may request; and (y) in the case of all other Tax Returns and tax books and records, do not pertain primarily to the Business; provided, however, that Purchaser shall have access during regular business hours to such records, including for purposes of making summaries and copies thereof (at Purchaser's expense), as they pertain to the Business and Assets upon reasonable notice to Seller;

                                   (v) all personal computers, computer hardware
         and Software of Seller, other than those personal computers and computer hardware at the locations on Section 2.2(a) of the Disclosure Schedule and other than those set forth in Section 2.1(b)(iii) of the Disclosure Schedule;

                                    (vi) all inventory, supplies,
         goods-in-transit, packaging materials and other consumables of Seller (the "Inventory"), including Inventory (A) in transit from suppliers of the Business or (B) held by suppliers of the Business, other than inventory at locations disclosed in Section 2.2(a) of the Disclosure Schedule;

                                    (vii) all Permits of Seller and its
         Subsidiaries, but only to the extent assignable pursuant to the Bankruptcy Code related to the Permanent Assets;

                                    (viii) all real property owned by Seller,
         together with (A) all buildings, other facilities and other structures and improve ments thereon, (B) all rights, privileges, hereditaments and appurte nances appertaining thereto or to any of such buildings or other facilities or other structures or improvements and (C) to the extent constituting real property under Applicable Laws, all fixtures and installations and other property attached thereto or located thereon, other than those set forth in Section 2.1(b)(v) or 2.2(a) of the Disclosure Schedule;

                                    (ix) all machinery, vehicles, tools,
         equipment, furnishings, fixtures, furniture and spare parts owned or leased by Seller on the Closing Date, excluding all automobiles (other than those used as of the Closing Date by employees to be hired by Purchaser or a Third Party Purchaser), whether owned or leased other than that machinery, vehicles, tools, equipment, furnishing, fixtures, furniture and spare parts located at locations on Section 2.2(a) of the Disclosure Schedule, and those items referred to in Section 2.1(a)(ii) and those set forth in Section 2.1(b)(vi) of the Disclosure Schedule;

                                    (x) all advertising or promotional materials
         of Seller;

                                    (xi) all manufacturer's warranties to the
         extent related to the Assets and all claims under such warranties;

                                    (xii) all rights to the telephone numbers
         (and related directory listings) to the extent assignable without payment of pre-petition telephone bills, Internet domain names, and internet sites used by Seller, other than those set forth in Section 2.1(b)(vii) of the Disclosure Schedule;

                                    (xiii) all prepaid expenses of Seller and
         deposits other than deposits with trade vendors;

                                    (xiv) all security deposits, earnest
         deposits and all other forms of security placed with Seller or its Subsidiaries for the performance of a contract or agreement which otherwise constitute a portion of the Assets, other than those set forth in Section 2.2(a) of the Disclosure Schedule;

                                    (xv) all operating cash at the store level;

                                    (xvi) all accounts receivable due from, or
         claims against, C&S or any of its Affiliates, except as provided in
         Section 2.5;

                                    (xvii) the goodwill in or arising from the
         Assets and the Business;

                                    (xviii) all other assets and properties
         related to or used in connection with the Business, excluding those listed in Section 2.1(b) and the leases and related assets referred to in Section 2.1(a)(ii) and 2.1(a)(iii); and

                                    (xix) all rights, privileges, claims,
         demands, choses in action, prepayments, deposits, refunds, indemnification agreements with, and indemnification rights against, Third Parties, warranty claims (to the extent transferable), offsets and other claims of Seller and its Subsidiaries in respect of the above-listed Permanent Assets and any rights, demands, claims, actions, and causes of action constituting avoidance actions or other claims of Seller's estate under chapter 5 of the Bankruptcy Code with respect to C&S and its Affiliates; provided, however that Purchaser is not purchasing Seller's right to object to the amount of C&S' claim under the Previous Supply Agreement and provided, further that Seller shall not be entitled to interpose any counterclaim or offset relating to a claim, action, cause of action, right or demand under chapter 5 of the Bankruptcy Code, those claims having been transferred to Purchaser;

                           (b)      the Contingent Assets:

                                    (i) except as otherwise provided in this
         Agreement, all rights of Seller in and to the supply agreements, license agreements, advisory agreements, promotional agreements, all purchase orders for the sale or purchase of goods and services, or both, and all other contracts and other agreements of whatever nature to which Seller or any its Subsidiaries is a party, listed in Section 2.1(b)(i) of the Disclosure Schedule;

                                    (ii) except as otherwise provided in this
         Agreement, all rights of Seller in and to the Real Property Leases, listed in Section 2.1(b)(ii) of the Disclosure Schedule;

                                    (iii) the personal computers, computer
         hardware and Software of Seller set forth in Section 2.1(b)(iii) of the Disclosure Schedule;

                                    (iv) the Permits of Seller and its
         Subsidiaries, but only to the extent assignable pursuant to the Bankruptcy Code, set forth in Section 2.1(b)(iv) of the Disclosure Schedule;

                                    (v) the real property owned by Seller,
         together with (A) all buildings, other facilities and other structures and improve ments thereon, (B) all rights, privileges, hereditaments and appurtenances appertaining thereto or to any of such buildings or other facilities or other structures or improvements and (C) to the extent constituting real property under Applicable Laws, all fixtures and installations and other property attached thereto or located thereon set forth in Section 2.1(b)(v) of the Disclosure Schedule;

                                    (vi) the machinery, vehicles, tools,
         equipment, furnishings, fixtures, furniture and spare parts owned or leased by Seller on the Closing Date set forth in Section 2.1(b)(vi) of the Disclosure Schedule;

                                    (vii) the rights to the telephone numbers
         (and related directory listings) to the extent assignable without payment of pre- petition telephone bills, Internet domain names, and internet sites created or maintained by or on behalf of Seller set forth in Section 2.1(b)(vii) of the Disclosure Schedule; and

                                    (viii) all rights, privileges, claims,
         demands, choses in action, prepayments, deposits, refunds, indemnification agreements with, and indemnification rights against, Third Parties, warranty claims (to the extent transferable), offsets and other claims of Seller and its Subsidiaries in respect of the above-listed Contingent Assets.

                           (c) Pursuant to the terms of Section 6.5(a),
Purchaser may elect to exclude any of the Contingent Assets listed above from the Assets to be transferred and sold at the Closing; provided, however, that there shall be no adjustment to the Purchase Price therefor.

                  Section 2.2 Retained Assets. Notwithstanding Section 2.1, all of Seller's and its Subsidiaries' right, title and interest in and to the following properties, assets and rights shall be excluded from the Assets (collectively, the "Retained Assets"):

                           (a) all assets listed in Section 2.2(a) of the
Disclosure Schedule;

                           (b) any assets and associated claims arising out of
the Retained Liabilities;

                           (c) all leases listed in Section 2.2(c) of the
Disclosure Schedule, and, if required by the terms of any of such leases, all fixtures, installations, machinery and furnishings to be turned over to the lessor under any such lease at the end of such lease's term;

                           (d) all Permanent Assets subsequently designated
Retained Assets pursuant to the provisions of Section 6.5(b);

                           (e) all Contingent Assets subsequently designated
Retained Assets pursuant to the provisions of Section 6.5;

                           (f) all Tax refunds and recoveries and similar
benefits of Seller and its Subsidiaries;

                           (g) any cash (other than operating cash at the store
level), cash equivalents, securities, stock of subsidiaries or other investments held by Seller;

                           (h) any claims, counterclaims, offsets, defenses or
causes of action arising prior to the Closing Date, other than to the extent relating to, or arising from, the Assets or Assumed Liabilities;

                           (i) the assets, properties or contracts listed in
Section 2.2(i) of the Disclosure Schedule;

                           (j) the owned or leased real property listed in
Section 2.2(j) of the Disclosure Schedule;

                           (k) any rights, demands, claims, actions, and causes
of action constituting avoidance actions or other claims of Seller's estate under chapter 5 of the Bankruptcy Code, other than in respect of C&S and its Affiliates; and

                           (l) all right, title and interest in and to all
properties, assets and rights of Seller and its Subsidiaries that are not being transferred pursuant to Section 2.1 (including the Plans).

                  Section 2.3 Assumption of Liabilities. (a) At the Closing, Purchaser and/or one or more of its Affiliates or Subsidiaries and/or Third Party Purchasers, as applicable, shall assume, and shall be solely and exclusively liable for, the following Liabilities of Seller: all obligations of Seller under the Assigned Contracts that arise, and relate to a period, on or after the Closing Date or that arise prior to the Closing Date and require performance, in whole or in part, after the Closing, including, (i) all unperformed and unfulfilled obligations incurred on or after the Closing Date in respect of services rendered or goods sold to Seller on or after the Closing Date which are required to be performed and fulfilled under the contracts, agreements, leases, licenses, permits, applications, unfilled sales and purchase orders, invoices and other commitments assigned to Purchaser pursuant to Sections 2.1(a)(ii), 2.1(a)(iii), 2.1(b)(i) and 2.1(b)(ii); (ii) all obligations with respect to returns, credits, discounts and allowances relating to products sold to store customers prior to the Closing Date and incurred by Seller in the ordinary course of business to the extent relating to the Assets; (iii) all obligations incurred on or after the Closing Date of Seller with respect to security and maintenance contracts and agreements relating to the Assets and set forth on Schedule 2.3(a)(iii) hereto; and (iv) all liabilities that are the responsibility of Purchaser under Sections 6.15(a) and 6.15(d) hereof (collectively, the "Assumed Liabilities").

                           (b) Nothing contained in this Agreement shall require
Purchaser or any of its Affiliates to pay, perform or discharge any Assumed Liability so long as it shall in good faith contest or cause to be contested the amount or validity thereof and shall have indemnified and have held harmless Seller and its Affiliates with respect thereto pursuant to the terms of this Agreement.

                           (c) Nothing contained in this Section 2.3 or in any
instrument of assumption executed by Purchaser at the Closing shall release or relieve Seller from its representations, warranties, covenants and agreements contained in this Agreement or any certificate, schedule, instrument, agreement or document executed pursuant hereto or in connection herewith, including, the obligations of Seller to indemnify Purchaser in accordance with the provisions of Article IX hereto.

                           (d) Notwithstanding the foregoing, Purchaser and its
Affiliates shall not, and nothing in this Agreement shall require Purchaser and/or its Affiliates to, assume or be liable or otherwise be responsible for any Liabilities of Seller or its Subsidiaries with respect to any Plan (including, but not limited to, any Title IV Plan), except as may be required by law or pursuant to any Assigned Contracts.

                  Section 2.4 Retained Liabilities. Notwithstanding anything in this Agreement to the contrary, Purchaser shall not assume, and shall be deemed not to have assumed, any Liabilities of Seller, any of its Subsidiaries or the Business except as provided in Section 2.3(a), including (i) any and all liabilities incurred or assumed prior to the Closing Date (e.g. pension and benefit plan Liabilities, severance and bonus pay obligations, accrued vacation time of employees, payment obligations for goods and/or services received, Plan Liabilities, including Multiemployer Plan and ERISA Plan withdrawal Liabilities; liabilities arising out of failure to comply with law); (ii) any and all liabilities or potential liabilities in respect of pending or threatened litigation brought or to be brought in respect of events, circumstances or facts occurring prior to the Closing; and (iii) except for Taxes referred to in Sections 6.15(a) and 6.15(f), Taxes attributable to the Assets or the operations or the income of the Seller and its Subsidiaries for any taxable period beginning on or before the Closing Date, and as between Seller and Purchaser, it is understood that Seller shall be solely and exclusively liable with respect to all Liabilities of Seller, its Subsidiaries and the Business, whether disclosed or undisclosed, whether known or unknown, whether fixed or contingent (including all Liabilities retained pursuant to Section 6.8), other than the Assumed Liabilities (collectively, the "Retained Liabilities").

                  Section 2.5 The Purchase Price. Subject to the terms and conditions of this Agreement, the aggregate purchase price for the sale and transfer of the Assets to, and the assumption of the Assumed Liabilities by, Purchaser (the "Purchase Price"), is THREE HUNDRED AND ONE MILLION EIGHT HUNDRED THOUSAND DOLLARS ($301,800,000), (a) less the sum of (i) the Asset Adjustment Amount (ii) the Environmental Claim Adjustment and (iii) such amounts due and payable to C&S under the Interim Supply Agreement in respect of which Purchaser elects to offset against the Purchase Price (b) plus amounts owed by C&S to Seller pursuant to the Interim Supply Agreement and (c) which amount will be subject to increase or decrease, as applicable, by the Inventory Adjustment Amount. Each of (a) and (c) above, as applicable, may be offset against the Purchase Price, but for all purposes of bankruptcy law shall be considered a reduction to the Purchase Price. Further, the Purchase Price will either be increased or decreased by the Inventory Adjustment Amount, as provided in Section 6.10. FIFTEEN MILLION DOLLARS ($15,000,000) of the Purchase Price will be payable pursuant to Section 2.6(b), and the remainder of the Purchase Price will be payable at Closing by wire transfer in immediately available funds to an account specified in writing by Seller. If the parties disagree as to the actual amount due and payable to C&S under the Interim Supply Agreement, (i) subject to Seller's rights under Section 7.3(e) with respect to differences in valuation exceeding $1,000,000, and (ii) subject to the limitations set forth in Section 6.7(a) in respect of claims of unsecured creditors in Seller's Bankruptcy Case, the greater of the values assigned shall be the amount due and payable to C&S under the Interim Supply Agreement for purposes hereof; provided, however, that if Seller receives the Purchase Price less such greater amount and a court of competent jurisdiction subsequently finds that the aggregate dollar amount of such reduction is less than the amount by which the Purchase Price was reduced therefor, Purchaser shall promptly remit to Seller the amount by which the amount the Purchase Price was reduced exceeds such judicially determined amount.

                  Section 2.6 Escrows. (a) C&S shall make a deposit in the amount of $15,090,000 which shall be deemed to be in full satisfaction of the 5% bidding deposit required by the Bidding Procedures Order into an escrow account (the "Auction Deposit Escrow") at the earlier of (i) two Business Days hereof and (ii) such time as a bid deposit would be due pursuant to the Bidding Procedures Order. If at the conclusion of the Auction, Purchaser is the prevailing bidder, C&S shall make a deposit into the Auction Deposit Escrow in such amount as to bring the balance therein to 10% of the greater of (A) the unadjusted Purchase Price and (B) the amount of Purchaser's prevailing bid at the Auction. Funds deposited in such Auction Deposit Escrow will be (i) paid to Seller at the Closing, or (ii) remitted to C&S promptly upon termination of this Agreement. All earnings on amounts in the Auction Deposit Escrow accruing on or after the date of the Auction shall be distributed on a monthly basis to C&S.

                           (b) At the Closing, Seller, Purchaser, C&S and a bank
in the United States to be mutually agreed upon by the parties within ten days of the date of this Agreement (the "Escrow Agent"), will enter into an escrow agreement, having a maximum term of one year and otherwise in form and substance customary in similar transactions (the "Escrow Agreement"), and Purchaser will deposit FIFTEEN MILLION DOLLARS ($15,000,000) with the Escrow Agent to be held and disposed of by the Escrow Agent pursuant to the terms and conditions of the Escrow Agreement (the "Escrow Account"). Delivery of funds by the Escrow Agent to the applicable parties shall be made pursuant to the terms of the Escrow Agreement and all earnings thereon shall be distributed on a monthly basis to Seller. Once the final adjustment shall have been made to the Inventory Adjustment Amount pursuant to
Section 6.10(d), subject to the provision of Section 6.23, funds in the Escrow Account in excess of $1.5 million shall be promptly paid to Seller. Provided that Seller shall have given the notice required by Section 6.23, the balance of the Escrow Account would be released to Seller on the earlier of (a) the first anniversary of the Closing and (b) the later of (i) six months after the Closing and (ii) the final distribution by Seller to its creditors under a confirmed chapter 11 plan in its Bankruptcy Case, subject, in each case, to any claims being made against the Escrow Account (such earlier date referred to herein as the "Escrow Termination Date").


                                   ARTICLE III

                                   THE CLOSING

                  Section 3.1 The Closing. Upon the terms and subject to the conditions of this Agreement, the consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, at 10:00 a.m., New York time, five (5) Business Days following the satisfaction and/or waiver of all conditions to close set forth in Article VII (other than conditions which can be satisfied only by the delivery of certificates, opinions or other documents at the Closing), unless (a) such date falls prior to January 12, 2001, in which case the Closing will be delayed until January 12, 2001 or
(b) another date and/or place is agreed in writing by each of the parties hereto. The Closing Date shall occur prior to the confirmation of Seller's plan of liquidation or reorganization in its Bankruptcy Case.

                  Section 3.2 Deliveries by Seller. At the Closing, Seller shall deliver or cause to be delivered to Purchaser or Third Party Purchasers, as applicable (unless previously delivered), the following:

                           (a) a duly executed Bill of Sale in form and
substance customary in similar transactions;

                           (b) duly executed bargain and sale deeds in
recordable form for all Owned Real Property, without covenants against grantor's acts;

                           (c) duly executed counterparts of one or more
instruments of assignment and assumption, substantially in form and substance customary in similar transactions, with respect to all Leased Real Property (the "Lease Assignment Documents");

                           (d) each estoppel certificate, if any, received from
the landlord under any Real Property Lease certifying that such Real Property Lease is in full force and effect, that there are no defaults thereunder or any conditions that with the passage of time or the giving of notice, or both, would constitute a default thereunder (including, that all current rent and additional rent thereunder has been paid), or an estoppel certificate in the form so provided for under such Real Property Lease, it being understood that receipt of such estoppel certificates shall not be a condition to Closing;

                           (e) copies of all leases or subleases to Third
Parties with respect to all or any portion of any of the Real Property as well as each estoppel certificate, if any, received from each tenant under the foregoing leases or subleases certifying that such lease or sublease, as the case may be, is in full force and effect, that there are no defaults thereunder or any conditions that with the passage of time or giving of notice, or both, would constitute a default thereunder and that all rent thereunder has been paid through the date of such estoppel, it being understood that receipt of such estoppel certificates shall not be a condition to Closing;

                           (f) all documents of title and instruments of
conveyance reasonably necessary to transfer record and/or beneficial ownership to Purchaser (or Third Party Purchasers, as applicable) of all automobiles, trucks, trailers (and any other property owned by Seller or any of its Subsidiaries which require execution, endorsement and/or delivery of a document in order to vest record or beneficial ownership thereof in Purchaser (or Third Party Purchasers, as applicable)) which constitute Assets pursuant to this Agreement;

                           (g) duly executed Transfer Tax Returns to be filed in
each jurisdiction in which any parcel of Real Property is located (unless rendered inapplicable by the Sale Order);

                           (h) a duly executed counterpart of the Escrow
Agreement;

                           (i) executed copies of the consents referred to in
Section 4.5;

                           (j) all documents containing or relating to
"know-how" to be acquired by Purchaser (or Third Party Purchasers, as applicable) pursuant hereto;

                           (k) the certificates of counsel referred to in
Section 7.2(b);

                           (l) the Officers' Certificate referred to in Section
7.2(c);

                           (m) a certification of non-foreign status for Seller
and any Subsidiary of Seller that is selling Assets pursuant to this Agreement in the form and manner which complies with the requirements of Section 1445 of the Code and the regulations promulgated thereunder;

                           (n) all such other documents of title, deeds,
endorsements, assignments and other instruments of sale, conveyance or transfer as, in the opinion of Purchaser's (or Third Party Purchasers', as applicable) counsel, are reasonably necessary to vest in Purchaser (or Third Party Purchasers, as applicable) good and marketable title to the Assets;

                           (o) a duly executed counterpart of the Interim
Operating Agreement; and

                           (p) all other previously undelivered documents
required to be delivered by Seller to Purchaser (or Third Party Purchasers, as applicable) at or prior to the Closing in connection with the Transactions.

                  Section 3.3       Deliveries by Purchaser.

                           (a) At the Closing, C&S shall or shall cause
Purchaser to deliver to Seller (unless previously delivered), the following:

                                    (i) a certified check (or, at Seller's
         option, wire transfer) payable to Seller in the amount of the Purchase Price less the sum of the amounts to be paid pursuant to Sections 3.3(b) and 3.3(c) and the amount released to Seller pursuant to Section 2.6(a);

                                    (ii) a duly executed Instrument of
         Assumption in form and substance customary in similar transactions;

                                    (iii) a duly executed counterpart of the
         Escrow Agreement;

                                    (iv) a duly executed counterpart of each
         Lease Assignment Document applicable to Purchaser;

                                    (v) a duly executed counterpart of the
         Interim Operating Agreement; and

                                    (vi) such other documents as are required to
         be delivered by Purchaser to Seller pursuant to this Agreement.

                           (b) At the Closing, Purchaser shall deliver or cause
to be delivered to the Escrow Agent (unless previously delivered), the following:

                                    (i) a duly executed counterpart of the
         Escrow Agreement; and

                                    (ii) a wire transfer made payable to an
         escrow account established with the Escrow Agent pursuant to the terms of the Escrow Agreement in the amount of FIFTEEN MILLION DOLLARS ($15,000,000).

                           (c) At the Closing, Third Party Purchasers, if any,
shall deliver or cause to be delivered to Seller (unless previously delivered), the following:

                                    (i) certified checks (or, at Seller's
         option, wire transfer) payable to Seller in such amounts as shall theretofore have been negotiated between such Third Party Purchasers and Purchaser;

                                    (ii) a duly executed counterpart of each
         Lease Assignment Document applicable to the Third Party Purchasers; and

                                    (iii) such other documents as are required
         to be delivered by Third Party Purchasers to Seller pursuant to this Agreement.

                           (d) At the Closing, the Auction Deposit Escrow shall
be delivered to Seller (other than income amounts thereon, which amounts shall be promptly remitted to Purchaser).

                                   ARTICLE IV

                               REPRESENTATIONS AND
                              WARRANTIES OF SELLER

                  Except as specifically set forth in the Disclosure Schedule prepared and signed by Seller and delivered to Purchaser simultaneously with the execution hereof, Seller represents and warrants to Purchaser that all of the statements contained in this Article IV are true and complete as of the date of this Agreement (or, if made as of a specified date, as of such date). Each exception set forth in the Disclosure Schedule and each other response to this Agreement set forth in the Disclosure Schedule is identified by reference to, or has been grouped under a heading referring to, a specific individual Section of this Agreement and, except as otherwise specifically stated with respect to such exception, relates only to such Section. In the event of any inconsistency between statements in the body of this Agreement and statements in the Disclosure Schedule (excluding exceptions expressly set forth in the Disclosure Schedule with respect to a specifically identified representation or warranty), the statements in the body of this Agreement shall control.

                  Section 4.1 Authorization. Subject to the entry of the Sale Order, Seller has full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements and to consummate the Transactions. Subject to the entry of the Sale Order, (a) the execution, delivery and performance by Seller of this Agreement and the Ancillary Agreements and (b) the consummation by it of the Transactions have been duly authorized by Seller's Board of Directors, and no other corporate action on the part of Seller is necessary to authorize the execution and delivery by Seller of this Agreement or the Ancillary Agreements or the consummation by it of the Transactions. The Board of Directors of Seller has resolved to recommend that the Bankruptcy Court approve this Agreement, the Ancillary Agreements and the Transactions; provided that such recommendation may be withdrawn, modified or amended only in accordance with the provisions of Section 6.7.

                  Section 4.2 Binding Agreement. This Agreement has been duly executed and delivered by Seller and, subject to the entry of the Sale Order and assuming due and valid authorization, execution and delivery hereof and thereof, as the case may be, by Purchaser and C&S, each of this Agreement and upon their execution and delivery by Seller, each Ancillary Agreement is, or will be when executed, a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

                  Section 4.3 Organization; Qualification of Seller. Except as a result of the commencement of Seller's Bankruptcy Case, Seller (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorpora tion; (ii) has full corporate power and authority to carry on the Business as it is now being conducted and to own the Business; and
(iii) is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which the conduct of the Business requires such qualification or, if Seller or any Subsidiary of Seller is not so qualified in any such jurisdiction, it can become so qualified in such jurisdiction without any material adverse effect (including assessment of state taxes for prior years) upon its business and properties. Seller has heretofore made available to Purchaser complete and correct copies of the certificates of incorporation and by-laws or similar organizational documents of Seller and its Subsidiaries as presently in effect.

                  Section 4.4 Subsidiaries and Affiliates. Section 4.4 of the Disclosure Schedule sets forth the name, jurisdiction of incorporation and authorized and outstanding capital of each Subsidiary of Seller and the jurisdictions in which each Subsidiary of Seller is qualified to do business. No Subsidiary of Seller owns, holds or has rights in any assets of the Business (other than certain Permits held by Grand Union Stores, Inc. of Vermont); no Subsidiary of Seller operates any assets of the Business, and, except in respect of those Permits held by Grand Union Stores, Inc. of Vermont, no Subsidiary of Seller has entered into any agreement or incurred any obligations in the name of Seller and/or its Subsidiaries or in respect of any assets of the Business.

                  Section 4.5 Consents and Approvals; No Violations. Except as set forth in Section 4.5 of the Disclosure Schedule or for the filings, Permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the HSR Act and subject to obtaining the approval of the Bankruptcy Court pursuant to the entry of the Sale Order, none of the execution, delivery or performance of this Agreement or the Ancillary Agreements by Seller, the consummation by Seller of the Transactions or compliance by Seller with any of the provisions hereof or thereof will (i) conflict with or result in any breach of any provision of the certificate of incorporation, the by-laws or similar organizational documents of Seller or any Subsidiary of Seller, (ii) require any filing with, or Permit, authorization, consent or approval of, any Governmen tal Entity or other Person (including, consents from parties to loans, contracts, leases and other agreements to which Seller or any Subsidiary of Seller is a party), (iii) require any consent, approval or notice under, or result in a violation or breach of, or constitute (with or without due notice or the passage of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any contract, agreement, arrangement or understanding to which Seller or any Subsidiary of Seller is a party (which is an Assigned Contract or by which any of the Assets are bound), or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Business, any of the Assets, Seller, any Subsidiary of Seller or any of their properties or assets (except to the extent any of the foregoing is rendered inapplicable by order of the Bankruptcy Court).

                  Section 4.6 Financial Statements. True and complete copies of the Financial Statements, together with the related auditors report (if applicable), are included in Section 4.6 of the Disclosure Schedule. The Financial Statements present fairly in all material respects the consolidated financial position, results of operations and cash flows of Seller as of the respective dates thereof and for the periods covered thereby in accordance with generally accepted accounting principles applied on a consistent basis, subject, in the case of the interim statements, to normal year-end adjustments and the absence of footnotes.

                  Section 4.7 Books and Records. The books of account and other records of the stores and warehouses constituting part of the Assets are complete and correct in all material respects and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls.

                  Section 4.8       Material Contracts.

                           (a) Section 4.8(a) of the Disclosure Schedule sets
forth all written contracts, agreements, commitments and personal property leases which relate to the Business and any oral agreements or arrangements which to the Knowledge of Seller are legally binding and covered by the following:

                                    (i)  that materially or adversely affects or
         materially restricts the freedom of Seller to compete in its lines of business or with any Person or in any geographical area, for any length of time, or otherwise to conduct the Business as presently conducted or materially and adversely affect or materially restrict, the business, operations, assets, properties or condition (financial or other) of the Business as currently conducted;

                                    (ii) all maintenance contracts and for the
         receipt of all consulting or other services, except those consulting and similar contracts or agreements terminable without penalty on ninety (90) or fewer days' notice or those involving the receipt or payment of less than $25,000 per year;

                                    (iii) involving future expenditures or
         receipts or other performance with respect to goods or services having a total value in excess of $50,000, other than purchase and sales orders issued in the ordinary course of business; and

                                    (iv) involving a lease, sublease,
         installment purchase or similar arrangement for the use of personal property which involves a total consideration in excess of $50,000.

                           (b) Seller has made available to Purchaser the best
available copies of all agreements set forth in Section 4.8(a) of the Disclosure Schedule (the "Material Contracts").

                           (c) Except as set forth in Section 4.8(c) of the
Disclosure Schedule, each Material Contract to be assumed by Purchaser pursuant to Sections 2.1(a)(ii), 2.1(a)(iii), 2.1(b)(i) and 2.1(b)(ii) is in full force and effect, has not been modified or amended and constitutes the legal, valid and binding obligation of Seller or a Subsidiary of Seller, as the case may be, in accordance with the terms of such agreement (or would be but for the commencement of the Bankruptcy Case). To the Knowledge of Seller, each Material Contract is (or would be but for the commencement of the Bankruptcy Case) a legal, valid and binding obligation of the other party or parties to such Material Contract. In the past twelve months (except for breaches and defaults of the type referred to in Section 365(b)(2) of the Bankruptcy Code), neither Seller nor any Subsidiary of Seller has given or received a notice of breach or default under (whether written or, to the Knowledge of Seller, oral) or had any dispute with respect to any Material Contract which is pending and would be reasonably likely to result in a Material Adverse Effect. At the Closing, the assumption and assignment of each such Material Contract to be assumed by Purchaser pursuant to Sections 2.1(a)(ii), 2.1(a)(iii), 2.1(b)(i) and 2.1(b)(ii), will be valid and enforceable subject to the approval of the Bankruptcy Court to the entry of the Sale Order.

                  Section 4.9 Absence of Certain Changes. Since the Balance Sheet Date, the Business has been conducted only in the ordinary and usual course consistent with Seller's past practice, and neither Seller, nor the Business has or could reasonably be expected to have:

                           (a) except as set forth in Section 4.9(a) of the
Disclosure Schedule, suffered any Material Adverse Effect;

                           (b) permitted or allowed any of its Assets (real,
personal or mixed, tangible or intangible) to be subjected to any Encumbrance, except for liens for current taxes not yet due and other Permitted Encumbrances;

                           (c) sold, transferred or otherwise disposed of any of
the Assets (real, personal or mixed, tangible or intangible), except in the ordinary course of business and consistent with Seller's past practice;

                           (d) disposed of or permitted to lapse any rights to
the use of any Intellectual Property, or disposed of or disclosed to any Person other than representatives of Purchaser any trade secret, formula, process, know-how or other Intellectual Property not theretofore a matter of public knowledge except pursuant to one or more confidentiality agreements;

                           (e) except as set forth in Section 4.9(e) of the
Disclosure Schedule, with respect to the Business, effected any change in accounting methods, principles or practices or suffered (i) any damage, destruction, or casualty loss, whether or not covered by insurance, to any material Asset or (ii) any condemnation proceeding commencing with respect to any Asset (or received notice as to the proposed commence ment of any such proceeding); or

                           (f) experienced or suffered to exist a material
reduction in value, or amount, of Inventory.

                           For purposes of this Section 4.9, the filing with the
Bankruptcy Court of a Petition on October 3, 2000 and the events occurring prior to such filing which led to the need for such filing, shall not constitute a Material Adverse Effect; provided, however, that effects of the filing of such Petition may constitute Material Adverse Effects.

                  Section 4.10      Title to Assets; Encumbrances.

                           (a) Personal Property. Seller is the owner of the
Assets other than the Leased Real Property and leased personal property, and, by the execution and delivery at the Closing of the instruments of transfer provided for herein and such other documents as may reasonably be requested by Purchaser or its counsel, Purchaser will be vested with good, valid and marketable title to each of the Assets other than the Leased Real Property and leased personal property (subject to their respective leases), free and clear of all Encumbrances, other than Permitted Encumbrances.

                           (b) Leased Real Property. Section 4.10(b) of the
Disclosure Schedule contains a list of all real property leased by Seller and used in connection with the operation of the Business and included in the Assets. Subject to the approval of the Bankruptcy Court pursuant to the Sale Order and the assumption and assignment of the Leases pursuant thereto, each of the leases relating to Leased Real Property is a valid and subsisting leasehold interest of Seller free of subtenancies and other occupancy rights and Encumbrances (other than Permitted Encumbrances), except as set forth in Section 4.10(b) of the Disclosure Schedule, and, except as limited by the Bankruptcy Code, is a binding obligation of Seller, enforceable against Seller in accordance with its terms, and is in full force and effect. To the Knowledge of Seller, following the assumption and upon the assignment of such leases by Seller to Purchaser in accordance with the provisions of Section 365 of the Bankruptcy Code and the requisite order of the Bankruptcy Court, there will be no monetary defaults thereunder and no circumstances or events which, with notice or the passage of time or both, would constitute defaults under such leases except, in either instance, for defaults which, individually or in the aggregate, do not or would not reasonably be expected to have a material impact on the use of such property or are unenforceable due to operation of Section 365(b)(2) of the Bankruptcy Code or shall be cured by Seller pursuant to Section 365 (b)(1) of the Bankruptcy Code.

                           (c) Leased Personal Property. Section 4.10(c) of the
Disclosure Schedule contains a list of all personal property leased by Seller and used in connection with the operation of the Business and included in the Assets where the lease in respect of such personalty is not cancellable (without penalty) on less than ninety (90) days' notice or involves annual expenditures exceeding $25,000. Subject to the approval of the Bankruptcy Court pursuant to the Sale Order and the assumption and assignment of the leases pursuant thereto, each of the leases relating to leased personal property is a valid and subsisting leasehold interest of Seller free of Encumbrances (other than Permitted Encumbrances), except as set forth in Section 4.10(c) of the Disclosure

Schedule, and, except as limited by the Bankruptcy Code, is a binding obligation of Seller, enforceable against Seller in accordance with its terms, and is in full force and effect. To the Knowledge of Seller, following the assumption and upon the assignment of such leases by Seller to Purchaser in accordance with the provisions of Section 365 of the Bankruptcy Code and the requisite order of the Bankruptcy Court, there will be no monetary defaults thereunder and no circumstances or events which, with notice or the passage of time or both, would constitute defaults under such leases except, in either instance, for defaults which, individually or in the aggregate, do not or would not reasonably be expected to have a material impact on the use of such property or are unenforceable due to operation of Section 365(b)(2) of the Bankruptcy Code or shall be cured by Seller pursuant to Section 365(b)(1) of the Bankruptcy Code.

                           (d) Owned Real Property. As of the Closing Date,
Seller shall have good, valid and marketable fee simple title to the Owned Real Property, free and clear of any Encumbrances, except Permitted Encumbrances.

                  Section 4.11      Real Property.

                           (a) To the Knowledge of Seller, there are no defects
in the plants, stores, buildings, improvements and structures, fixtures or equipment located on or at the Real Property which would substantially impair the conduct of the Business by Purchaser immediately following the Closing relative to the conduct of the Business on the date hereof.

                           (b) Seller has not granted to any Person (other than
pursuant to this Agreement) any right to occupy or possess or otherwise encumber any portion of the Real Property other than as set forth in Section 4.11(b) of the Disclosure Schedule. Seller's interests with respect to the Real Property Leases have not been assigned or pledged and are not subject to any Encumbrances other than Permitted Encumbrances. Seller has not vacated or abandoned any portion of the Real Property or given notice to any Third Party of their intent to do the same.

                           (c) Seller is not a party to or obligated under any
option, right of first refusal or other contractual right to sell, dispose of or lease any of the Real Property or any portion thereof or interest therein to any Person other than Purchaser.

                           (d) There is no contract or agreement to which Seller
is a party, other than the Assigned Contracts, affecting any of the Real Property for which Purchaser will be responsible or liable after Closing, except those which (i) are terminable on not more than sixty (60) days' notice without premium or penalty or (ii) require payment of less than $2,000 per month per location but will expire or be terminated within one year of the Closing.

                           (e) Seller has not received any written notice of any
pending, threatened or contemplated condemnation proceeding affecting any of the Real Property or any part thereof or of any sale or other disposition of any of the Real Property or any part thereof in lieu of condemnation.

                           (f) Neither Seller nor any of its Subsidiaries has
received any written notices from any Governmental Authority stating or alleging that any improve ments located on the Real Property have not been constructed in compliance with Applicable Law or are being operated in violation of Applicable Law.

                           (g) Neither Seller nor any of its Subsidiaries has
received any written notices from any Governmental Authority requiring or advising as to the need for any material repair, alteration, restoration or improvement in connection with the Real Property.

                           (h) To the Knowledge of Seller, the Real Property is
in all material respects in good condition and repair and adequate in all material respects for the continued conduct of the business to which it relates.

                           (i) With respect to the Leased Real Property:

                                    (i) the Real Property Leases are in full
         force and effect; neither Seller nor any of its Subsidiaries has received any written notice or, to the Knowledge of Seller, oral notice, that any material default, or condition which with the passage of time would constitute a default, exists under the Real Property Leases, except such notices as to which the alleged defaults have been cured or otherwise resolved;

                                    (ii) true, correct and complete copies of
         the Real Property Leases have been delivered to Purchaser prior to the date hereof and such Real Property Leases have not been amended or modified since that date;

                                    (iii) to the extent that any property
         subject to a Real Property Lease is the subject of a security interest of a third party lender and such Real Property Lease is subordinate to such lender's rights to the property subject to such Real Property Lease, Seller has a non- disturbance agreement with the landlord's lender with respect to each Real Property Lease;

                                    (iv) none of the Leased Real Property has
         been pledged by Seller or any of its Subsidiaries or is subject to any Encum brance (other than pursuant to this Agreement; Permitted Encumbrances and Encumbrances in favor of Seller's lenders);

                                    (v) neither Seller nor any of its
         Subsidiaries has given any notice to any landlord under any of the Real Property Leases indicating that it will not be exercising any extension or renewal options under the Real Property Leases. All security deposits required under the Real Property Leases have been paid to and, to the Knowledge of Seller, are being held by the applicable landlord under the Real Property Leases; and

                                    (vi) Section 4.11(i)(vi) of the Disclosure
         Schedule sets forth a summary of all construction allowances payable under the Real Property Leases and the amounts thereof which, as of the date hereof, have been drawn by Seller or any of its Subsidiaries.

                           (j) Section 4.11(j) of the Disclosure Schedule sets
forth all construction and material alteration projects currently ongoing at the Real Property.

                  Section 4.12 Environmental Matters. Except as set forth in
Section 4.12 of the Disclosure Schedule and except for conditions that, individually or in the aggregate, would not reasonably be expected to result in Environmental Claims which would be reasonably likely to result in Purchaser Representation Losses exceeding five million dollars ($5,000,000) in the aggregate:

                           (a) Each of Seller and its Subsidiaries are in
material compliance with all Environmental Laws which compliance includes, but is not limited to, the possession by Seller and its Subsidiaries of all Permits required under all applicable Environmental Laws, and compliance with the terms and conditions thereof.

                           (b) Neither Seller nor any Subsidiary of Seller has
received any written communication, whether from a Governmental Entity or Person, that alleges that Seller or any of its Subsidiaries is not in compliance with any Environmental Laws, which has not been resolved, and to the Knowledge of Seller, there are no conditions existing at the Assets that could reasonably be expected to prevent or interfere with such full compliance in the future.

                           (c) To the Knowledge of Seller, there are no past or
present facts, circumstances or conditions, including the Release of any Materials of Environ mental Concern, that could reasonably be expected to result in an Environmental Claim against Seller or any Subsidiary of Seller.

                           (d) Seller has made available to Purchaser prior to
the execution of this Agreement all environmental audits, assessments and documentation regarding environmental matters pertaining to, or the environmental condition of, the Assets or the compliance (or non-compliance) by Seller or any of its Subsidiaries with any Environmental Laws.

                  Section 4.13 Insurance. Section 4.13 of the Disclosure Schedule sets forth (a) a true and complete list and description of all insurance policies, other insurance arrangements and other contracts or arrangements for the transfer or sharing of insurance risks by Seller, any of its Subsidiaries or the Business, other than any insurance policy, contract or other arrangement that constitutes or otherwise relates to a Plan, in force on the date hereof with respect to the business or assets of the Business and (b) a description of such risks which Seller has designated as being self-insured.

                  Section 4.14 Casualties. Since the Balance Sheet Date neither Seller nor any Subsidiary of Seller has been affected in any way as a result of flood, fire, explosion or other casualty which would reasonably be expected to result in a Material Adverse Effect.

                  Section 4.15 Compliance with Laws; Permits and Licenses. (a) Seller and its Subsidiaries are in compliance, and will continue to comply, with in a timely manner and in all respects with all laws, rules and regulations, ordinances, judgments, decrees, orders, writs and injunctions of all United States federal, state, local and foreign governments and agencies thereof that affect the business, properties or assets of the Business or any of the Assets, except for such noncompliance as would not reasonably be expected to result in a Material Adverse Effect.

                           (b) Seller and its Subsidiaries have in effect, have
obtained and will continue to obtain and renew, all Permits necessary to conduct the Business as it is presently being conducted in accordance with the ordinances, rules, requirements and regulations of any Governmental Entity having jurisdiction over its properties or activities, and there has occurred no default under any such Permit, except for such Permits that, if not obtained, would not reasonably be expected to result in a Material Adverse Effect.

                           (c) Without limiting the foregoing, (i) the
operations of the Business do not violate or fail to comply in any material respect with applicable health, fire, safety, zoning or building codes, laws or ordinances, rules or regulations; (ii) neither Seller nor any of its Subsidiaries has received any notice not heretofore complied with or in the process of being complied with, from any Governmental Entity having jurisdiction over its properties or activities, or any insurance or inspection body, that its operations or any of its properties, facilities, equipment or business procedures or practices fail to comply in all material respects with any Applicable Law, ordinance, regulation, building or zoning law, or requirement of any public authority or body; and (iii) there are no pending or, to the Knowledge of Seller, threatened actions or proceedings by any Governmental Entity alleging violations in any material respect of such codes, laws or ordinances except, in each case, where such violation would not reasonably be expected to result in a Material Adverse Effect.

                  Section 4.16      Taxes.

                           (a) All income and other material Tax Returns
required to be filed by or with respect to the Assets or the operations or the income of Seller and its Subsidiaries have, within the time and in the manner prescribed by law, been duly filed with the appropriate taxing authorities.

                           (b) To the Knowledge of Seller, there are no
Encumbrances for Taxes upon any of the Assets, except for statutory Encumbrances for Taxes not yet due.

                           (c) None of the Assets is property which is required
to be treated as being owned by any other person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Code.

                           (d) None of the Assets directly or indirectly secures
any Indebtedness the interest on which is tax exempt under Section 103(a) of the Code.

                           (e) None of the Assets is "tax-exempt use property"
within the meaning of Section 168(h) of the Code.

                  Section 4.17      Intellectual Property.

                           (a) Section 4.17(a) of the Disclosure Schedule sets
forth, for the Intellectual Property owned by Seller or any Subsidiary of Seller, a complete and accurate list of all U.S. and foreign (i) patents and patent applications; (ii) Trademark registrations (including Internet domain registrations), Trademark applications, and material unregistered Trademarks (including, the issue and expiration dates of all of the Trademark registrations and applications of Seller relating to the Business) and (iii) copyright registrations, copyright applications and material unregistered copyrights. Such list includes, for each of the foregoing, the applicable record owner, jurisdiction and registration and/or application number, and date issued (or filed).

                           (b) Section 4.17(b) of the Disclosure Schedule lists
all Software (other than off-the-shelf software applications programs having an acquisition price of less than $5,000) which are owned, licensed, leased or otherwise used by Seller in the conduct of the Business, and identifies which Software is owned, licensed, leased or otherwise used, as the case may be.

                           (c) Section 4.17(c) of the Disclosure Schedule sets
forth a complete and accurate list of all agreements granting or obtaining any right to use or practice any rights under any Intellectual Property, to which Seller or any Subsidiary of Seller is a party or otherwise bound, including license agreements, settlement agreements and covenants not to sue (collectively, the "License Agreements"). Such list includes for each agreement, the title, the parties, the date executed and the Intellectual Property covered thereby. The License Agreements are valid and binding obligations of all parties thereto, enforceable in accordance with their terms, and there exists no event or condition which will result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by any party under any such License Agreement except for (i) breaches and defaults of the type referred to in Section 365(b)(2) or which shall be cured by Seller pursuant to Section 365(b)(1) of the Bankruptcy Code and (ii) where such breaches or defaults would not reasonably be expected to result in a Material Adverse Effect. No royalties, honoraria or other fees in excess of $2,500 per year are payable to any Third Parties for the use of or right to use any Intellectual Property except pursuant to the License Agreements.

                           (d) Except as set forth on Section 4.17(d) of the
Disclosure Schedule, the Intellectual Property material to Business owned by Seller or any Subsidiary of Seller and, to the Knowledge of Seller, any Intellectual Property used by Seller or any of its Subsidiaries, is valid and subsisting, in full force and effect, and has not been canceled, expired or abandoned. To the Knowledge of Seller, there is no pending threatened opposition, interference or cancellation proceeding before any court or registration authority in any jurisdiction against the Intellectual Property owned by Seller or its Subsidiaries, or against any Intellectual Property licensed to Seller or any of its Subsidiaries, except where such opposition, interference or cancellation would not reasonably be expected to result in a Material Adverse Effect.

                           (e) Seller will transfer to Purchaser on the Closing
Date good and marketable title to all of the Intellectual Property owned by Seller, free and clear of all Encumbrances. Except as set forth in Section 4.17(e) of the Disclosure Schedule, (i) Seller has the sole and exclusive right to use the registered Trademarks in the United States in connection with the goods listed and (ii) Seller is the owner of all right, title and interest in and to the registered Trademarks.

                           (f) The conduct of the Business as currently
conducted or planned to be conducted does not infringe upon (either directly or indirectly such as through contributory infringement or inducement to infringe) any intellectual property rights owned or controlled by any Third Party except where such infringement would not reasonably be expected to result in a Material Adverse Effect.

                           (g) To the Knowledge of Seller, no Third Party is
misappropri ating, infringing, diluting or violating any Intellectual Property owned by Seller or any Subsidiary of Seller except where such misappropriation, infringement, dilution or violation would not reasonably be expected to result in a Material Adverse Effect. Except as set forth on Section 4.17(g) of the Disclosure Schedule, to the Knowledge of Seller, no such claims have been brought against any Third Party by Seller which are still pending.

                  Section 4.18      Labor Relations and Employment.

                           (a) Section 4.18(a) of the Disclosure Schedule lists
all collective bargaining agreements applicable on the date hereof to employees of the Business, copies of which have been provided to Purchaser.

                           (b) Except to the extent set forth in Section 4.18(b)
of the Disclosure Schedule, (i) there is no labor strike, dispute, slowdown, stoppage or lockout actually pending, or to the Knowledge of Seller, threatened against or affecting the Business; (ii) to the Knowledge of Seller, no union claims to represent the employees of the Business; (iii) Seller and all Subsidiaries of Seller are in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and are not engaged in any material unfair labor practices as defined in the National Labor Relations Act or other Applicable Law, ordinance or regulation; (iv) there is no material unfair labor practice charge or complaint against Seller or any Subsidiary of Seller pending or, to the Knowledge of Seller, threatened before the National Labor Relations Board or any similar state or foreign agency; (v) to the Knowledge of Seller, no charges with respect to or relating to Seller or any Subsidiary of Seller are pending before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices; (vi) to the Knowledge of Seller, Seller has not received notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to Seller or any Subsidiary of Seller and no such investigation is in progress; and (vii) to the Knowledge of Seller, there are no complaints, lawsuits or other proceedings pending or threatened in any forum by or on behalf of any present or former employee of Seller or any Subsidiary of Seller, any applicant for employment or classes of the foregoing alleging breach of any contract or employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

                  Section 4.19 Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee from Seller or any other commission or similar fee from Seller in connection with any of the Transactions except for Merrill Lynch, Pierce, Fenner & Smith, Inc.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                              OF PURCHASER AND C&S

                  C&S and Purchaser jointly and severally represent and warrant to Seller that:

                  Section 5.1 Organization. Purchaser is a limited liability company and C&S is a corporation, duly organized, validly existing and in good standing under the laws of its state of organization or incorporation.

                  Section 5.2 Authorization. Each of C&S and Purchaser has full power and authority to execute and deliver this Agreement and the Ancillary Agreements and to consummate the Transactions. The execution, delivery and performance by C&S and Purchaser of this Agreement and the Ancillary Agreements and the consummation by each of them of the Transactions have been duly authorized by their Managing Member or Board of Directors, as applicable, and no other corporate or limited liability company action on its part is necessary to authorize the execution and delivery by it of this Agreement or the Ancillary Agreements or the consummation by it of the Transactions. No vote of, or consent by, the holders of any class or series of equity is necessary to authorize the execution and delivery by Purchaser or C&S of this Agreement or the Ancillary Agreements or the consummation by it of the Transactions.

                  Section 5.3 Binding Agreement. Each of this Agreement and each Ancillary Agreement has been duly executed and delivered by C&S and Purchaser and assuming due and valid authorization, execution and delivery hereof or thereof, as the case may be, by Seller, each of this Agreement and each Ancillary Agreement is a valid and binding obligation of C&S and Purchaser, enforceable against C&S and Purchaser in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors' rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

                  Section 5.4 Consents and Approvals; No Violations. Except as set forth in Section 5.4 of the Disclosure Schedule and except for the filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the HSR Act, none of the execution, delivery or performance of this Agreement or the Ancillary Agreements by C&S or Purchaser, the consummation by C&S or Purchaser of the Transactions or compliance by C&S or Purchaser with any of the provisions hereof or thereof will
(i) conflict with or result in any breach of any provision of the certificate of formation or operating agreement of Purchaser or Certificate of Incorporation or By-Laws of C&S, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (iii) require any consent, approval or notice under, or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any contract, agreement, arrangement or understanding to which Purchaser or C&S is a party, as applicable, or by which Purchaser or any of its properties or assets may be bound, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser, or any of its Subsidiaries or any of their respective properties or assets, excluding from the foregoing clauses (ii), (iii) and (iv) such violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on the ability of Purchaser to consummate the Transactions.

                  Section 5.5 Availability of Funds. Purchaser has delivered to Seller, prior to the date hereof, a true, correct and complete copy of a commitment letter and related term sheet (together, the "Commitment Letter") providing commitments by the financial institutions issuing such letter (the "Lenders") to lend to C&S or an Affiliate of C&S immediately available funds in an amount, together with other cash available to Purchaser and C&S, sufficient to consummate the Transactions and pay all related fees and expenses. Such Commitment Letter is in full force and effect on the date hereof.

                  Section 5.6 Brokers or Finders. None of Purchaser, C&S or any of their Subsidiaries or Affiliates has entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other firm or Person to any broker's or finder's fee or any other commission or similar fee in connection with any of the Transactions, except Wasserstein Perella & Co., Inc., whose fees and expenses will be paid by Purchaser in accordance with Purchaser's agreement with such firm.


                                   ARTICLE VI

                                    COVENANTS

                  Section 6.1 Interim Operations of the Business. Subject to any obligations as a debtor or debtor-in-possession under the Bankruptcy Code, or order of the Bankruptcy Court, Seller shall, in the context of its pending case before the Bankruptcy Court, use commercially reasonable efforts to ensure that, and Seller covenants and agrees that, after the date hereof and prior to the Closing Date, except (i) as expressly provided in this Agreement, (ii) as set forth in the Disclosure Schedule or (iii) as may be agreed in writing by
Purchaser:

                           (a) (i) the Business shall be conducted in the same
manner as heretofore conducted and only in the ordinary course; (ii) each category of Inventory at each of the stores shall be maintained at adequate levels to assure the ordinary course of operations of the Business (provided, however, that Seller may reduce private label and Seller-unique items, inventory that is damaged, unusable or unsaleable (absent discount), inventory with less than a 30-day shelf life and inventory in excess of four weeks of such item's average weekly turn movement, provided that such reduction shall not excuse Seller from failure to maintain Inventories at any location at adequate levels);
(iii) each of Seller and any Subsidiary of Seller shall use commercially reasonable efforts to: preserve the business organization of the Business intact (at the store, district and corporate levels); keep available the services of the current officers and employees of the Business; and maintain the existing relations with franchisees, customers, suppliers, creditors, business partners, employees and others having business dealings with the Business, to the end that the goodwill and ongoing business of the Business shall be unimpaired at the Closing Date; (iv) the Business shall not institute any new methods of manufacture, purchase, sale, lease, management, accounting or operation or engage in any transaction or activity other than minor changes in the ordinary course of business and consistent with Seller's past practice; (v) Seller shall use commercially reasonable efforts to maintain its corporate operations in Wayne, New Jersey at least in the same manner and effectiveness as previously conducted but with such changes as may be reasonably necessary to enable Seller as of the Closing Date to adequately comply with its obligations under the Interim Operating Agreement after the Closing; and (vi) retail margins shall not be increased or decreased other than consistent with Seller's past practice;

                           (b) Seller shall take all action reasonably required
to (i) preserve and protect the Intellectual Property; (ii) maintain the books, records and accounts of the Business in the usual, regular and ordinary course of business on a basis consistent with Seller's past practice and in accordance with GAAP; and (iii) maintain, preserve and protect all of the Assets in the condition in which they exist on the date hereof, except for ordinary wear and tear; provided that Seller shall not be required to make any capital expenditures or major repairs in connection with any of the Real Property unless
(A) such expenditures or repairs are fully covered by Seller's insurance or (B) the failure to do so would interfere in the operation of any store or warehouse in any material respect;

                           (c) Seller shall not modify, amend or terminate any
of its leases or material contracts unless any such modification or amendment shall be to the benefit of Seller or waive, release or assign any material rights or claims to the extent included in the Assets, except in the ordinary course of business and consistent with Seller's past practice;

                           (d) none of Seller or any of its Subsidiaries with
respect to any of the stores constituting part of the Assets shall enter into any material commitment or transaction (including, any capital expenditure) other than in the ordinary course of Business;

                           (e) neither Seller nor any Subsidiary of Seller shall
lease, license, mortgage, pledge or encumber any Assets other than in the ordinary and usual course of business, consistent with Seller's past practice or transfer, sell or dispose of any Assets other than in the ordinary and usual course of business, consistent with Seller's past practice or dispose of or permit to lapse any rights to any Intellectual Property;

                           (f) Seller shall not permit any insurance policy
naming it as a beneficiary or a loss payable payee to be canceled or terminated without notice to Purchaser;

                           (g) neither Seller nor any Subsidiary of Seller shall
adopt any plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization that is inconsistent with the Transactions or the terms of this Agreement;

                           (h) neither Seller nor any Subsidiary of Seller shall
take, or agree to or commit to take, any action that would or is reasonably likely to result in any of the conditions to the Closing set forth in Article VII not being satisfied, or would make any representation or warranty of Seller contained herein inaccurate in any material respect at, or as of any time prior to, the Closing Date, or that would materially impair the ability of Seller or Purchaser to consummate the Transactions contemplated by this Agreement in accordance with the terms hereof or materially delay such consummation;

                           (i) neither Seller nor any Subsidiary of Seller shall
take any action which would have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

                           (j) other than pursuant to the Auction, neither
Seller nor any Subsidiary of Seller shall enter into any agreement, contract, commitment or arrangement to do any of the foregoing, or authorize, recommend, propose or announce an intention to do, any of the foregoing; and

                           (k) At the Closing, Seller shall have cash at store
locations sufficient for the ordinary operation of the Business, and in amounts consistent with past practice for such day of the week and time of the year.

                  Section 6.2       Access; Confidentiality.

                           (a) Between the date of this Agreement and the
Closing, Seller shall (i) afford Purchaser and its authorized representatives reasonable access to all offices and other facilities, all books and records and all employees and personnel of Seller and its Subsidiaries; (ii) permit Purchaser and its authorized representatives to make such inspections and to make copies of such books and records as they may reasonably require; and (iii) furnish Purchaser and its authorized representatives with such financial and operating data and other information concerning the Business as they may from time to time reasonably request. Each party will direct its employees to render any assistance which the other party may reasonably request in examining or utilizing records referred to in this Section 6.2.

                           (b) On and after the Closing Date, during normal
business hours, Seller will permit Purchaser and its authorized representatives to have access to and examine and make copies of all books and records of Seller and its Subsidiaries relating to the Business which are not delivered to Purchaser pursuant hereto (including correspondence, memoranda, books of account, Tax records and the like) and relating to transactions or events occurring prior to the Closing Date.

                           (c) Purchaser shall cooperate with Seller, at
Seller's expense, and make available to Seller such documents, books, records or information transferred to Purchaser and relating to activities of the Business, Seller or any of its Subsidiaries prior to the Closing as Seller may reasonably require for a period of six (6) years from the Closing Date upon reasonable notice to Purchaser and during normal business hours.

                           (d) Each party agrees not to destroy any files or
records which are subject to this Section 6.2 without giving reasonable notice to the other parties, and within 15 days of receipt of such notice, such other party may cause to be delivered to it the records intended to be destroyed, at such other party's expense.

                           (e) Between the date of this Agreement and the
Closing, the Purchaser and its environmental consultant, which consultant shall be acceptable to Seller, which acceptance shall not be unreasonably withheld or denied, may upon reasonable notice and at reasonable times enter into and upon all or any portion of the properties of Seller included in the Assets (including all Real Property) in order to assess the environmental condition of such properties or the business conducted thereat. Notwithstanding the foregoing, no soil and surface or ground water sampling, monitoring, borings or testing and any other invasive tests, or investigations relating to environmental conditions or Materials of Environmental Concern at such properties shall be conducted without Seller's consent, which consent shall not be unreasonably withheld, and permitting Seller the opportunity to participate therein. Purchaser and C&S hereby agree to repair and restore any portion of the Assets damaged as a result of any inspection or assessment of the Assets by Purchaser and/or C&S and, in addition, hereby indemnify and hold harmless Seller from and against any and all damage suffered by Seller in connection with any entry onto, or inspection of, the Assets by Purchaser, C&S or Purchaser's and/or C&S' agents, employees, representatives or contractors in connection therewith, which indemnity shall survive the sale of the Assets for a period of one year pursuant to the terms of this Agreement or, if such sale is not consummated, the termination of this Agreement. Seller shall cooperate with Purchaser, C&S and their authorized representatives in conducting such assessment, and shall allow Purchaser, C&S and their authorized representatives reasonable access to their properties and businesses.

                           (f) Any information regarding the Business or Assets
heretofore or hereafter obtained from Seller by Purchaser or its representatives shall be subject to the terms of the Confidentiality Agreement, and such information shall be held by Purchaser and its representatives in accordance with the terms of the Confidentiality Agreement; provided, however, that following the Closing, this Section 6.2 and the Confidentiality Agreement shall not prohibit Purchaser from using and providing to Third Parties such information concerning the Assets or the Business as it may deem appropriate. The foregoing shall not preclude Purchaser from (i) the use or disclosure of such information which currently is known generally to the public or which subsequently has come into the public domain, other than by way of disclosure in violation of this Agreement, (ii) the use or disclosure of such information that becomes available to Purchaser on a non-confidential basis from a source other than Seller or Seller's representatives, provided that such source is not known by Purchaser to have a legal obligation prohibiting the disclosure of such information, or (iii) the disclosure of such information required by law or court order, provided that, to the extent practicable, prior to such disclosure required by law or court order Purchaser will give Seller prior written notice of the nature of the law or order requiring disclosure and the disclosure to be made in accordance therewith.

                  Section 6.3     Efforts and Actions to Cause Closing to Occur.

                           (a) Prior to the Closing, upon the terms and subject
to the conditions of this Agreement, each of Purchaser, C&S and Seller shall use their respective commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done and cooperate with each other in order to do, all things necessary, proper or advisable (subject to any Applicable Laws) to consummate the Closing and the other Transactions as promptly as practicable including, but not limited to (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the Closing and the other Transactions and the taking of such actions as are reasonably necessary to obtain any requisite approvals, authorizations, consents, orders, licenses, Permits, qualifications, exemptions or waivers by any Third Party or Governmental Entity, and (ii) the preparation of any documents reasonably requested by Purchaser in order to facilitate financing of any of the Transactions. In addition, no party hereto shall take any action after the date hereof that could reasonably be expected to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any Governmental Entity or other Person required to be obtained prior to Closing.

                           (b) Prior to the Closing, each party shall promptly
consult with the other parties hereto with respect to, provide any necessary information with respect to, and provide the other parties (or their respective counsel) with copies of, all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement and the Transactions. Each party hereto shall promptly provide the other parties with copies of any written communication received by such party from any Governmental Entity regarding any of the Transactions. If any party hereto or Affiliate thereof receives a request for additional information or documentary material from any such Governmental Entity with respect to any of the Transactions, then such party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other parties, an appropriate response in compliance with such request. To the extent that transfers, amendments or modifications of Permits (including environmental Permits) are required as a result of the execution of this Agreement or consummation of any of the Transactions, Seller shall use commercially reasonable efforts to effect such transfers, amendments or modifications.

                           (c) Seller shall at the request of Purchaser, prior
to the Closing, request the unconditional release of each Person holding a mortgage or lien on any Real Property; provided, that Purchaser shall pay or reimburse Seller for all expenses charged to Seller by such lenders to effect such releases and related filings. All such releases shall be in writing and, if obtained, executed counterparts thereof shall be delivered to Purchaser at or prior to the Closing.

                           (d) In addition to and without limiting the
agreements of the parties contained above, Seller, Purchaser and C&S shall:

                                    (i) take promptly all actions necessary to
         make the filings required of them or any of their Affiliates under the HSR Act;

                                    (ii) comply at the earliest practicable date
         with any request for additional information or documentary material received by Seller or Purchaser or any of their Affiliates from the FTC or the DOJ pursuant to the HSR Act or from any other Governmental Entity in connection with antitrust matters;

                                    (iii) cooperate with each other in
         connection with any filing under the HSR Act and in connection with resolving any investigation or other inquiry concerning the Transactions commenced by the FTC, DOJ, or any other Governmental Entity;

                                    (iv) use commercially reasonable efforts to
         resolve such objections, if any, as may be asserted with respect to the Transactions under any antitrust law; and

                                    (v) advise the other parties promptly of any
         material communication received by such party from the FTC, DOJ, or any other Governmental Entity regarding any of the Transactions, and of any understandings, undertakings or agreements (oral or written) such party proposes to make or enter into with the FTC, DOJ, or any other Governmental Entity in connection with the Transactions.

Concurrently with the filing of notifications under the HSR Act or as soon thereafter as practicable, Seller and Purchaser shall each request early termination of the HSR Act waiting period.

                           (e) Notwithstanding the foregoing or any other
covenant herein contained, nothing in this Agreement shall be deemed to require Purchaser, C&S or Seller (i) to commence any litigation against any Person in order to facilitate the consummation of any of the Transactions, (ii) to take or agree to take any other action or agree to any limitation that could reasonably be expected to have a Material Adverse Effect on the business, assets, condition (financial or otherwise), results of operations or prospects of Purchaser on the one hand, or the Business, on the other hand, or (iii) to defend against any litigation brought by any Governmental Entity seeking to prevent the consummation of, or impose limitations on, any of the Transactions.

                  Section 6.4       Notification of Certain Matters.

                           (a) Seller shall give prompt notice to Purchaser, and
Purchaser and C&S shall give prompt notice to Seller, of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Transactions and (ii) any written objection, litigation or administra tive proceeding that challenges the Transactions or the entry of the Sale Order.

                           (b) Seller shall give notice to Purchaser promptly
after becoming aware of (i) the occurrence or non-occurrence of any event occurrence or non- occurrence of which would be likely to cause either (A) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date or (B) any condition set forth in Article VII to be unsatisfied in any material respect at any time from the date hereof to the Closing Date and
(ii) any failure of Seller or any of its Subsidiaries, to comply in any material respect with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that (x) the delivery of any notice pursuant to this Section 6.4 shall not limit or otherwise affect the remedies available hereunder to Purchaser or C&S and (y) giving such notice shall not be required from and after the time Purchaser or C&S has actual knowledge of the information required to be included in such notice.

                  Section 6.5     Deliveries by Purchaser; Certain Adjustments.

                           (a) Within 30 days after the earlier of (a) a
definitive list of non-real estate executory contracts to which Seller or any of its Subsidiaries is a party being delivered to Purchaser and (b) the completion of the auction in Seller's Bankruptcy Case, Purchaser shall deliver to Seller a list of those executory contracts and other Contingent Assets which Purchaser does not wish to acquire. Such assets shall become Retained Assets and the schedules of Contingent Assets will be revised to remove such assets and such assets will not constitute Assets at Closing. No adjustment shall be made to the Purchase Price in connection with the redesignation of Contingent Assets pursuant to this Section 6.5(a).

                           (b) Prior to the Closing, Purchaser and Seller shall
jointly develop a list of Permanent and Contingent Assets which Seller and/or its Subsidiaries, as applicable, despite their respective best efforts and unless due primarily to the fault of Purchaser, C&S or Third Party Purchaser, as applicable, have been unable to assign or transfer to Purchaser or one or more Third Party Purchasers, as applicable, or as to which, in the case of Real Property, all or substantially all of the property is damaged by fire of other casualty and the parties shall agree to a Purchase Price adjustment in accordance with Section 6.5(c). Subject to the rights of Purchaser under Section 7.2, such assets shall become Retained Assets and the schedules of Permanent and Contingent Assets will be revised to remove such assets and such assets will not constitute Assets at Closing. Without limitation as to what constitutes "fault", the Purchase Price shall not be adjusted in connection with the redesignation of such Assets as Retained Assets if such redesignation is due primarily to Purchaser's, C&S' or Third Party Purchaser's, as applicable, inability to satisfy the requirement of showing adequate assurance of future performance under section 365(b) of the Bankruptcy Code; provided, however, Purchaser shall be entitled to receive from Seller and retain one-half of the aggregate proceeds (net of all costs of sale or liquidation and assignment, excluding cure costs and without regard to any liens on such property or proceeds in favor of any of Seller's lenders) from the Seller's subsequent disposition of no more than ten
(10) stores of such redesignated assets and, provided, further, that the foregoing provision shall only apply to no more than ten, and shall only apply if there are at least two, store leases so redesignated and the furniture, fixtures and equipment located therein ("Involuntary Redesignated Stores"); provided, further, that Seller shall be entitled to offset from the amounts due to Purchaser under the first proviso of this sentence any distributions made on account of the rejection of any lease relating to an Involuntary Redesignated Store and the costs and expenses of effecting such rejections. If there shall exist more than ten Involuntary Redesignated Stores, Purchaser shall have the right to designate the Involuntary Redesignated Stores to be included in such calculation.

                           (c) Purchaser and Seller shall use their best
efforts, in respect of those Assets for which a Purchase Price adjustment is contemplated pursuant to Section 6.5(b), to jointly assign a value to the Assets to be excluded pursuant to Section 6.5(b), such value to be the Asset Adjustment Amount; provided, however, if the difference in values assigned by Purchaser and Seller to such assets is less than $500,000, the average of the values assigned shall be the Asset Adjustment Amount. If the difference in values assigned by Purchaser and Seller to such assets exceeds $500,000,

Purchaser and Seller shall submit their calculations in respect of such assets to a mutually selected Third Party appraisal firm, whose valuation shall be the Asset Adjustment Amount, and subject to the rights of the parties under Article VII, shall be binding on the parties. Purchaser and Seller shall each bear 50% of the fees and expenses of such Third Party appraisal firm.

                           (d) Prior to the Closing, Purchaser and Seller shall
jointly develop a list of items, if any, of the Assets which could reasonably be expected to result in an Environmental Claim, which would reasonably be expected to result in Purchaser Representation Losses and which are not disclosed in
Section 4.12 of the Disclosure Schedule on the date hereof. Purchaser and Seller shall use their best efforts, taking into account the commercial use of the property and the reasonable efforts of remediation, in respect of such matters to jointly assign a value to such Environmental Claims. To the extent that the aggregate value assigned to such Environmental Claims exceeds two million dollars ($2,000,000), such amount in excess of two million dollars ($2,000,000) shall be the Environmental Claims Adjustment; provided, however, the amount of any Environmental Claims Adjustment shall not exceed three million dollars ($3,000,000). If the parties cannot reach an agreement as to the amount of Purchaser Representation Losses in respect of such Environmental Claims, the parties shall retain a mutually acceptable environmental consulting firm, the expenses of which shall be borne equally by Purchaser and Seller, to resolve such dispute.

                  Section 6.6       Submission for Court Approval.

                           (a) As promptly as practicable, but in no event later
than five Business Days, after the date hereof, Seller shall file this Agreement with the Bankruptcy Court in connection with Seller's pending sale motion dated October, 16, 2000 (the "Sale Motion"). The parties agree that for purposes of the Interim Supply Agreement, the "Aggregate Consideration Paid" shall be deemed to be Three Hundred One Million Eight Hundred Thousand Dollars ($301,800,000) if the Transactions close.

                           (b) Seller shall provide Purchaser with copies of any
and all motions, applications, pleadings, schedules, statements, reports and other papers (including exhibits and supporting documentation) filed by or on behalf of Seller or any Subsidiary of Seller in its chapter 11 case and related to the Assets or this Agreement.

                           (c) Seller shall provide timely notice of the
Supplement (as defined in the Sale Motion) to any additional party designated by Purchaser; provided,


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
however, if Seller does not have in its files the address of such additional party, Purchaser shall provide an address or waive such request.

                           (d) At all times Seller shall use commercially
reasonable efforts to obtain the timely approval of the Sale Order by the Bankruptcy Court.

                  Section 6.7 Bidding Procedures. Seller and Purchaser acknowledge that this Agreement is the culmination of an extensive process undertaken by Seller to identify and negotiate a transaction with a bidder who was prepared to pay the highest or best purchase price for the assets of Seller while assuming or otherwise satisfying certain liabilities in order to maximize value for Seller's constituents. This Agreement shall be subject to the consideration of higher or better offers submitted at the Auction to be held pursuant to the Bidding Procedures Order and the Auction Procedures (as defined in such order) approved by the Bankruptcy Court pursuant to the Bidding Procedures Order.

                           (a) Break-Up Fee and Expense Reimbursement. In the
event that (i) any or all of the Assets are acquired by a Person (other than C&S, Purchaser or their Affiliates, if any of them is the prevailing bidder at the Auction of all of the Assets) who was the prevailing bidder at the Auction or (ii) Seller sells, transfers, leases or otherwise disposes (including through a liquidation) of store locations accounting for more than 50% of sales for the prior twelve months in a transaction or series of transactions to a party or parties (other than C&S, Purchaser or their Affiliates, if any of them is the prevailing bidder at the Auction for all of the Assets) within four months from the date that the agreement with the prevailing bidder (or second highest bidder (as such term is used in the Bidding Procedures Order) who becomes a prevailing bidder as the case may be) at the Auction terminates, or if there is no agreement with the prevailing bidder (or second highest bidder who becomes a prevailing bidder, as the case may be) from the date of the Auction (either of clause (i) or clause (ii) being an "Alternative Transaction"), Purchaser shall be entitled to payment of the Break-Up Fee approved by Final Order of the Bankruptcy Court in the Bidding Procedures Order; provided that, for purposes of this Agreement and consistent with the Bidding Procedures Order, the Break- Up Fee is $8,450,400. The Break-Up Fee shall be paid in cash within two Business Days following the earlier to occur of (A) the closing of any Alternative Transaction and (B) the effective date of a settlement or Final Order, or agreement authorizing or allowing Seller to retain some or all of the Earnest Money Down Payment (as defined in the Bidding Procedures Order) (the "Deposit") submitted by the prevailing bidder (or, if applicable, second highest bidder, as the case may be) at the Auction (or by any other Person entering into an Alternative Transaction with Seller). In the event that Purchaser


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
is not the prevailing bidder for all of the Assets at the Auction, Seller shall pay (the "Expense Reimbursement") to C&S and Purchaser, in an amount not to exceed $1,750,000, as reimbursement for all of their actual and reasonable fees and expenses (including, expenses of counsel and other consultants and out-of-pocket expenses related in any way to this Agreement or transactions contemplated hereby) (the "Expenses"); provided, however, that C&S and Purchaser shall promptly file an application with the Bankruptcy Court for approval of the actual and reasonable nature of the requested Expenses; provided, further, that Seller shall pay such Expenses in cash within two Business Days of the later of
(X) a Final Order reflecting Bankruptcy Court approval therefor and (Y) the earlier to occur of (A) the closing of any Alternative Transaction (provided that there shall be no four-month time restriction in clause (ii) of the definition of Alternative Transaction) and (B) the effective date of a settlement or Final Order, or agreement authorizing or allowing Seller to retain some or all of the Deposit submitted by the prevailing bidder (or second highest bidder who becomes a prevailing bidder, as the case may be) at the Auction (or by any other Person entering into an Alternative Transaction with Seller). The Expense Reimbursement and the Break-up Fee shall be paid as, and constitute an administrative expense, of Seller under section 503(b)(1) of the Bankruptcy Code and be paid solely from the proceeds of an Alternative Transaction or Deposits and solely to the extent that such funds are sufficient and there shall be no general claim against the estate for payment of the Break-up Fee and Expense Reimbursement and which in any event shall be paid without regard to the security interest of the Seller's pre-petition or post-petition lenders. Purchaser shall be entitled to the Break-Up Fee notwithstanding the termination of this Agreement in accordance with Section 6.7(c) or subsequent individual bids submitted by Third Party Purchasers or the Purchaser (whether or not such bids are accepted by Seller). C&S and Purchaser represent and warrant that no Third Party Purchaser shall be entitled to, or shall receive, any portion of the Break-Up Fee, which shall be retained by C&S or Purchaser. If Purchaser declines to continue bidding at the Auction with respect to all of the Assets and then C&S, Purchaser or an Affiliate thereof succeeds on an individual bid (the "Subsequent Individual Bid ") to purchase some of the Assets, the Break-Up Fee shall be reduced by an amount equal to the product of $8,450,400 multiplied by a fraction, the numerator of which is the unadjusted purchase price of the Subsequent Individual Bid and the denominator of which is the unadjusted Purchase Price under this Agreement. In the event that Purchaser is not the prevailing bidder, the sale order relating to the prevailing bidder shall ratify the payments of the Break-Up Fee made prior to the date of such sale order, if any, and further authorize the payment of the Break-Up Fee and the Expense Reimbursement in accordance with the terms of this provision and without regard to the security interest of the Seller's pre-petition or post-petition lenders.



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
                           (b) Initial Overbids. In accordance with the Bidding
Procedures Order, Seller agrees that any initial overbid at the Auction with respect to the Assets shall have an unadjusted purchase price equaling or exceeding $322,926,000. With respect to initial and subsequent Bids at the Auction, Seller shall value Bids based on the consideration to be received by Seller.

                           (c) Rights of Third Party Purchasers to Bid at
Auction. Seller agrees that (A) this Agreement shall constitute a Stalking Horse Agreement and, subject to compliance with this Agreement and submission of Adequate Assurance Packages, a qualified Bid for purposes of the Bidding Procedures Order and (B) Purchaser and, to the extent designated at or prior to the execution of this Agreement, Third Party Purchasers shall be deemed to be Qualified Bidders upon submission of Adequate Assurance Packages. Purchaser shall identify, for purposes of the Bidding Procedures, the Third Party Purchasers to Seller on or before the Bid Deadline (as defined in the Bidding Procedures Order) which list of Third Party Purchasers may be supplemented at or before the Auction. In the event that Purchaser declines to continue bidding at any point during the Auction, Seller and Purchaser agree that, notwithstanding anything to the contrary in the Bidding Procedures Order (i) this Agreement shall be deemed terminated by Seller to allow any of the Third Party Purchasers or Purchaser to bid on some or all of the Assets at the Auction, (ii) any Third Party Purchaser or Purchaser may use this Agreement as a contract form (as modified in a manner acceptable to Seller) on which to bid at the Auction for some or all of the Assets, (iii) the Third Party Purchaser's and Purchaser's participation in the bid and Deposit submitted by Purchaser shall satisfy any deposit requirement under the Bidding Procedures Order that might be needed to support an individual bid; provided, however, that in the event any Third Party Purchaser or Purchaser prevails on a bid to individually purchase Assets, such party shall provide to Seller a deposit equal to 10% of such prevailing bid at the conclusion of the Auction; and (iv) Purchaser's Deposit shall be immediately released from the Auction Deposit Escrow to Purchaser upon the conclusion of the Auction or within one Business Day thereof except to the extent that a Third Party Purchaser has prevailed at Auction on a bid to purchase some Assets and has not submitted a ten percent (10%) Deposit to Seller , in which case the Seller shall retain only that portion of Purchaser's Deposit equal to the Deposit required for such Third Party Purchaser's independent bid until such time as Seller receives the required Deposit from such Third Party Purchaser; provided, however, that Purchaser shall provide a 10% Deposit in respect of any Assets it, nonetheless, acquires at the Auction.

                           (d) Non-Interference with Third Party Purchasers.
Simulta neously with the execution of this Agreement, Purchaser shall provide Seller with a list


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
of Third Party Purchasers with whom Purchaser in good faith believes that Purchaser and such Third Party believe they have an agreement, arrangement or understanding to purchase any of the Assets ("Potential Third Party Purchasers"). Notwithstanding anything to the contrary in the Bidding Procedures Order, Seller agrees that it shall not initiate contact or have any communication with any Potential Third Party Purchaser (or any agent, employee, or representative of such entity) without the prior written consent of Purchaser; provided, however, that Seller shall be entitled to respond to requests or communications that are initiated by a Potential Third Party Purchaser (or any agent, employee, or representative of such entity).

                           (e) No Right to Force Purchaser to Accept Less than
All Assets. Notwithstanding anything to the contrary in the Bidding Procedures Order, Seller agrees that it shall not seek to force Purchaser to accept a transaction that provides for the transfer and assignment of less than all of the Assets, except as provided by Section 6.5.

                           (f) Dissemination of this Agreement. Upon the earlier
of two Business Days after execution of the Agreement or at the Auction, Seller shall mail or otherwise effectively deliver a copy of this Agreement to each Qualified Bidder for some or all of the Assets together with a statement that this Agreement constitutes a Stalking Horse Agreement for purposes of the Bid Procedures Order.

                           (g) Designation of Subsequent Third Party Purchasers
and Assignment of Assets and Contracts. Seller agrees that at Closing it shall seek to transfer the Assets, in accordance with the terms and conditions of this Agreement, to the Purchaser and those Third Party Purchasers designated by Purchaser prior to the supplemental mailing to creditors on November 20, 2000. Thereafter and subject to Bankruptcy Court approval, Purchaser and Seller agree that Purchaser shall be entitled to designate additional Third Party Purchasers at any time prior to Closing (the "Subsequent Third Party Purchasers") and, in such event, Seller shall provide notice to affected landlords and other interested parties of such requested assignment and, if approved, transfer and assign such Assets directly to such Subsequent Third Party Purchaser. If such party does not object within five days, such assignment or transfer shall be deemed binding on such landlord or interested party and any objection to such assignment or transfer shall be deemed forever waived. In the event of a timely objection being received, the Bankruptcy Court shall resolve such objection. Resolution of such objection shall not be a condition to Closing.



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
                  Section 6.8       Employee Matters.

                           (a) As of the Closing, Purchaser may, in its
discretion, offer to employ any hourly or salaried employee of Seller or any of its Subsidiaries under such terms and conditions as Purchaser may determine.

                           (b) Seller shall retain, and Purchaser shall not
assume any Plans (including, Title IV Plans) or any other arrangement or agreements (including with respect to any retention or sale bonus arrangements of Seller) relating to the employees of Seller or any of its Subsidiaries. All Liabilities to, or relating to, the Plans (including, all multiemployer Plans), and all Liabilities to, or relating to, any employee of Seller or any of its Subsidiaries shall be Retained Liabilities, and Purchaser shall have no obligation or liability with respect to such Plans, arrangements or agreements. Purchaser and Seller shall take all actions necessary to cause the retention by Seller of all such Plans.

                           (c) Seller shall comply with the requirements of the
Worker Adjustment and Retraining Notification Act of 1988 ("WARN Act") as though the Closing hereunder constituted a "plant closing" or "mass layoff," as those terms are defined in the WARN Act or any state law applicable to or affecting any site of employment, facility, operating unit, or employee of the Business.

                  Section 6.9 Prompt Payment of Cure Amounts; Expenses Relating to the Assets.

                           (a) With respect to each Assigned Contract, Seller
shall pay, as soon as practicable following the Closing, all amounts that are required to be paid under section 365(b)(1)(A) or (b)(1)(B) of the Bankruptcy Code; provided, however, that cure amounts that are the subject of a bona fide dispute shall be paid within five Business Days of the effectiveness of a settlement or Final Order of the Bankruptcy Court resolving such disputes, as the case may be.

                           (b) Seller shall be responsible for all expenses,
fees, charges, and other obligations in respect of the Assets through 11:59:59 p.m. on the day prior to the Closing Date. Purchaser shall assume responsibility for all such expenses, fees, charges, and other obligations in respect of the Assets as of 12:00:01 a.m. on the Closing Date.



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
                           (c) On the Closing Date, Purchaser shall reimburse
Seller for all amounts, in each case existing on the Closing Date and as set forth in a certificate of the chief financial officer of Seller, and apportioned between Seller and Purchaser as of 12:00:01 a.m. on the Closing Date, (i) that are the obligation of Seller under Sections 2.4 and 6.15(d) as of the Closing Date; and (ii) in respect of (A) prepaid Taxes related to the Owned Real Property; (B) prepaid rents and all other prepaid expenses and deposits under the Real Property Leases being transferred to Purchaser in accordance with Sections 2.1(a)(iii) and 2.1(b)(ii); (B) water charges, sewer rents and vault charges, if any; (C) value of fuel stored on the Real Property constituting part of the Assets (purchased and paid for by Seller prior to the Closing) at Seller's cost, including any taxes; (D) any prepaid items, including, fees for licenses which are transferred to Purchaser at the Closing and annual permit and inspection fees; (E) utilities, including, telephone, steam, electricity and gas, on the basis of the most recently issued bills therefor, subject to adjustment after the Closing when the next bills are available, or if current meter readings are available, on the basis of such readings; (F) deposits with telephone and other utility companies, and any other persons or entities who supply goods or services in connection with the Real Property being transferred to Purchaser in accordance with Sections 2.1(a)(viii) and 2.1(b)(v) if same are assigned to Purchaser at the Closing, which shall be credited in their entirety to Seller; and (G) such other items as are customarily apportioned in connection with the sale of similar properties. On the date which is 30 days after the Closing Date, Purchaser shall reimburse Seller for all amounts, paid to Third Parties by Seller and as set forth in a certificate of the chief financial officer of Seller (and not reported in the certificate called for by the first sentence of this Section 6.9(c)) delivered to Purchaser after the Closing Date, and apportioned between Seller and Purchaser as of 11:59:59 p.m. on the day prior to the Closing Date, that are the obligation of Purchaser on or after the Closing Date including each of the items listed in (i) and (ii), above.

                           (d) On the date which is 90 days after the Closing
Date, Seller shall reimburse Purchaser for all amounts, paid to Third Parties by Purchaser and as set forth in a certificate of the chief financial officer of Purchaser delivered to Seller not more than 60 days after the Closing Date, and apportioned between Seller and Purchaser as of 12:00:01 a.m. on the Closing Date, that are the obligation of Seller prior to the Closing Date including: (i) Taxes related to the Owned Real Property paid in arrears, rents paid in arrears and all other expenses paid in arrears under the Real Property Leases transferred to Purchaser in accordance with Sections 2.1(a)(iii) and 2.1(b)(ii);
(ii) water charges, sewer rents and vault charges, if any, paid in arrears;
(iii) value of fuel billed to Purchaser at Purchaser's cost, including any taxes, delivered to, and stored, the Real Property prior to the Closing Date, but not transferred with the Assets; (iv) any items,


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
including, fees for licenses which are transferred to Purchaser at the Closing and annual permit and inspection fees paid in arrears; (v) utilities, including, telephone, steam, electricity and gas, to the extent paid in arrears on the basis of the most recently issued bills therefor, subject to adjustment after the Closing when the next bills are available, or if current meter readings are available, on the basis of such readings; and (vi) such other items paid in arrears as are customarily apportioned in connection with the sale of similar properties. All such amounts shall constitute administrative claims with priority over all other administrative claims (except for such claim as may be generated pursuant to Section 6.10 with which it shall have equal priority) in Seller's Bankruptcy Case. On the date which is 120 days after the Closing Date, Seller shall reimburse Purchaser for all amounts paid, and all Taxes not yet paid but payable, since the last date reflected on the certificate called for by the preceding sentence to Third Parties by Purchaser and as set forth in a certificate of the chief financial officer of Purchaser (with reasonable supporting documentation) delivered to Seller not more than 90 days after the Closing Date, and apportioned between Seller and Purchaser as of 12:00:01 a.m. on the Closing Date, that are the obligation of Seller prior to the Closing Date including each of the items listed in (i) through (vi), above.

                  Section 6.10     Inventory Matters; Purchase Price Adjustment.

                           (a) Exhibit B sets forth the "Base Inventory
Analysis" which Base Inventory Analysis has been derived from the balance sheet dated October 14, 2000, accompanied by a certificate of Seller's chief financial officer and independent auditor confirming the amounts and adjustments indicated therein. The Base Inventory Analysis includes the net value (the "Base Inventory Amount") and composition of usable and saleable inventory on a location-by-location basis for agreed categories of Inventory.

                           (b) Two days prior to the Closing, Seller shall
deliver a "Preliminary Closing Inventory Analysis" which will estimate the aggregate net Inventory value as of the Closing Date (the "Preliminary Inventory Amount"), accompanied by a certificate of Seller's chief financial officer confirming the amounts and adjustments indicated therein, prepared consistently with the Base Inventory Analysis. For purposes of determining the Purchase Price as contemplated by Section 2.5, the initial "Inventory Adjustment Amount" shall mean if the Preliminary Inventory Amount is:

                                    (i) less than the Base Inventory Amount, the
         amount of the shortfall below the Base Inventory Amount;



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
                                    (ii) between 120% of the Base Inventory
         Amount and the Base Inventory Amount, the excess over the Base Inventory Amount; or

                                    (iii) in excess of 120% of the Base
         Inventory amount, 20% of the Base Inventory Amount, and no more;

provided, however, that if the Preliminary Inventory Amount is less than 80% of the Base Inventory Amount, a Material Adverse Effect shall be deemed to have occurred and Purchaser shall not be required to effect the Transactions. In the case of clause (i) of this Section 6.10(b), such Inventory Adjustment Amount shall be deducted from the Purchase Price. In the cases of clauses (ii) or (iii) of this Section 6.10(b), the Purchase Price shall be increased by such Inventory Adjustment Amount.

                           (c) Not later than three weeks following the Closing,
Seller shall deliver a "Final Closing Inventory Analysis" which will set forth the aggregate net value of the Inventory as of the Closing prepared in accordance with the methodology utilized in Exhibit B and on a basis consistent with the Preliminary Closing Inventory Analysis. For purposes of preparing the Final Inventory Analysis, the inventory balance as of the Closing Date shall be calculated by RGIS or such other inventory counting firm mutually agreed upon by Purchaser and Seller, with Purchaser and Seller each being entitled to designate representatives to participate in the calculation of such inventory balance. The fees and expenses of the inventory counting firm would be borne equally by Purchaser and Seller. Any decrease in the Final Inventory Amount as compared to the Preliminary Inventory Amount will be remitted to Purchaser from the Escrow Account in accordance with the formula set forth in Section 6.10(b); provided that if the funds in the Escrow Account (in excess of $1.5 million) shall be insufficient to cover the amount of the decrease in the Final Inventory Amount from the Preliminary Inventory Amount, the amount of such decrease shall be promptly remitted by Seller to Purchaser (provided that $1.5 million shall be retained in the Escrow Account for the satisfaction of indemnification claims, as provided by Article IX) and any unsatisfied amount of such decrease shall constitute an administrative claim with priority over all other administra tive claims in Seller's Bankruptcy Case. Any increase in the Final Inventory Amount as compared to the Preliminary Inventory Amount will be remitted to Seller by Purchaser, in accordance with the formula set forth in Section 6.10(b), subject to the limitation in Section 6.10(b)(iii).

                           (d) The Inventory Adjustment Amount shall be revised
to reflect the effect of the adjustments pursuant to Section 6.10(c). Following the final


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
calculation, and payments necessary to give effect to the revisions to the Inventory Adjustment Amount, all amounts in excess of $1.5 million in the Escrow Account shall be remitted to Seller.

                           (e) Prior to the Closing, Seller will use
commercially reasonable efforts to minimize the amount of private label and Seller-unique items, inventory that is damaged, unusable or unsaleable (absent discount), inventory with less than a 30-day shelf life and inventory in excess of four weeks of such item's average weekly turn movement, provided that such reduction does not cause the Inventories at any location from falling below adequate levels. C&S agrees to handle damaged Inventory pursuant to the reclaim terms of the Interim Supply Agreement.

                  Section 6.11      Subsequent Actions.

                           (a) If at any time after the Closing, Purchaser will
consider or be advised that any deeds, bills of sale, instruments of conveyance, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm ownership (of record or otherwise) in Purchaser, its right, title or interest in, to or under any or all of the Assets or otherwise to carry out this Agreement, Seller shall, or cause the appropriate Subsidiary of Seller to, execute and deliver all deeds, bills of sale, instruments of conveyance, assignments and assurances and take and do all such other actions and things as may be reasonably requested by Purchaser in order to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in Purchaser or otherwise to carry out this Agreement; provided that Purchaser or C&S shall promptly reimburse Seller for all reasonable out-of-pocket expenses incurred in respect thereof.

                           (b) In case at any time after the Closing Date any
further action is necessary, proper or advisable to carry out the purposes of this Agreement, as soon as reasonably practicable, each party hereto shall take, or cause its proper officers or directors to take, all such necessary, proper or advisable actions.

                  Section 6.12 Publicity. The initial press release with respect to the execution of this Agreement shall be a joint press release reasonably acceptable to Purchaser and Seller. Thereafter, until the Closing, or the date the Transactions are terminated or abandoned pursuant to Article VIII, neither Seller nor Purchaser, nor any of their respective Affiliates, shall issue or cause the publication of any press release or other public announcement with respect to this Agreement or the other Transactions


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
without prior consultation with the other parties, except as may be required by law or by any listing agreement with a national securities exchange or trading market.

                  Section 6.13 Completion of Non-assignable Assigned Contracts. To the extent that the rights of Seller or any of its Subsidiaries under any Assigned Contract, or under any other Asset to be assigned under the Bankruptcy Code to Purchaser hereunder, may not be assigned without the consent of a Third Party which has not been obtained prior to the Closing, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would be unlawful. If any such consent has not been obtained or if any attempted assignment would be ineffective or would impair Purchaser's rights under the instrument in question so that Purchaser would not acquire the benefit of all such rights, then Seller or a Subsidiary of Seller, as applicable, to the maximum extent permitted by Applicable Law and the instrument, shall act as Purchaser's agent in order to obtain for Purchaser the benefits thereunder and shall cooperate, to the maximum extent permitted by Applicable Law and the instrument, with Purchaser in any other reasonable arrangement designed to provide such benefits to Purchaser (including, by entering into an equivalent arrangement).

                  Section 6.14 Estoppel Certificates. During the period from the date hereof through the Closing Date, Seller shall request an estoppel certificate from the landlord under each Real Property Lease certifying that each such Real Property Lease is in full force and effect, that there are no defaults thereunder or any conditions that with the passage of time or the giving of notice, or both, would constitute a default thereunder (including, that all current rent and additional rent thereunder has been paid), or an estoppel certificate in the form so provided for under any such Real Property Lease.

                  Section 6.15      Tax Matters.

                           (a) If prior to Closing Seller shall have obtained an
order of Bankruptcy Court exempting the Transactions from all sales, use, transfer, stamp, duty, value added, and other similar taxes and fees, including, all bulk sales taxes, in each case including interest, penalties or additions attributable thereto (collectively, "Transfer Taxes"), to the extent any such Transfer Taxes arise out of the transfer of the Assets and any Transfer Taxes required to effect any recording or filing with respect thereto such Transfer Taxes shall be borne by Purchaser. The Transfer Taxes shall be calculated assuming that no exemption from Transfer Taxes is available, unless otherwise indicated in the Sale Order or at Closing, Purchaser shall provide an appropriate resale exemption certificate or other evidence, reasonably acceptable to Seller, of exemption from such Transfer Taxes.


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
                           (b) If prior to the Closing, Seller shall not have
obtained an order of the Bankruptcy Court exempting the Transactions from all Transfer Taxes, any Transfer Taxes required to effect any recording or filing with respect thereto shall be borne by Seller. The Transfer Taxes shall be calculated assuming that no exemption from Transfer Taxes is available, unless at Closing, Purchaser shall provide an appropriate resale exemption certificate or other evidence, reasonably acceptable to Seller, of exemption from such Transfer Taxes.

                           (c) Seller and Purchaser shall cooperate to timely
prepare and file any returns or other filings relating to such Transfer Taxes, including any claim for exemption or exclusion from the application or imposition of any Transfer Taxes. With respect to any such returns or filings required to be filed by either party, the other party shall pay to the filing party, not later than five (5) Business Days before the due date for payment of such Transfer Taxes, an amount equal to that portion of Transfer Taxes shown on such return or other filing for which the non-filing party is liable under Sections 6.15(a) or 6.15(b), and the filing party shall, following the filing thereof, furnish a copy of such return or other filing and a copy of a receipt showing payment of any such Transfer Tax to non-filing party. Purchaser and Seller and its Subsidiaries shall cooperate in providing each other with any appropriate resale exemption certifications and other similar documentation.

                           (d) Purchaser and Seller agree to furnish or cause
their Affiliates to furnish, to each other, upon request, as promptly as practicable, such information and assistance relating to the Assets or the Business (including, access to books and records) as is reasonably necessary for the filing of all Tax Returns and other Tax filings, the making of any election related to Taxes, the preparation for any audit by any taxing authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax Return. Purchaser and Seller shall cooperate, or cause their Affiliates to cooperate, with each other in the conduct of any audit or other proceeding related to Taxes and each shall execute and deliver such other documents as are necessary to carry out the intent of this Section 6.15(d). Purchaser and Seller shall provide, or cause their Affiliates to provide, timely notice to each other in writing of any pending or threatened Tax Audits, assessments or litigation with respect to the Assets or the Business for any taxable period for which the other party may have liability under this Agreement. Purchaser and Seller shall furnish, or cause their respective Affiliates to furnish, to each other copies of all correspondence received from any taxing authority in connection with any Tax Audit or information request with respect to any taxable period for which the other or its Affiliates may have liability under this Agreement.


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
                           (e) Seller and its Subsidiaries shall prepare all Tax
Returns of Sellers and its Subsidiaries for periods ending on or prior to the Closing Date. As between Seller and Purchaser, it is understood that Seller shall be solely and exclusively liable with respect to any Taxes relating to such Tax Returns.

                           (f) Proration of Taxes. Except as provided in
Sections 6.15(a) and 6.15(b), all real property Taxes, personal property Taxes or similar ad valorem obligations levied with respect to the Assets for any taxable period that includes the day before the Closing Date and ends after the Closing Date, whether imposed or assessed before or after the Closing Date, shall be prorated between Seller and Purchaser as of 12:00:01 a.m. on the Closing Date. If any Taxes subject to proration are paid by Purchaser, on the one hand, or Seller, on the other hand, the proportionate amount of such Taxes paid (or in the event a refund of any portion of such Taxes previously paid is received, such refund net of any Taxes payable with respect to the receipt of any interest included in such refund) shall be paid promptly by (or to) the other after the payment of such Taxes (or promptly following the receipt of any such refund); provided, however, that (other than in the case of refunds) any such payment of Taxes, whether or not relating to Owed Real Property, shall be certified and reimbursed in the same manner as set forth in Sections 6.9(c) and
(d).

                           (g) Allocation of Purchase Price. Purchaser shall,
within 150 days after the Closing Date, prepare and deliver to Seller a schedule (the "Allocation Schedule") allocating the Purchase Price (i) plus the amounts, if any, described in Section 2.5(a)(iii) and less the amounts, if any, described in Section 2.5(b) and (ii) the liabilities assumed by Purchaser and/or Third Party Purchasers, if any, pursuant to this Agreement among the Assets in accordance with Treas. Reg. 1.1060-1T (or any comparable provisions of state or local tax law) or any successor provision. Seller will have the right to make reasonable objections to the Allocation Schedule within ten (10) days after its receipt thereof, in which event Purchaser and Seller will negotiate in good faith to resolve such objections. If Purchaser and Seller cannot mutually resolve Seller's reasonable objections to the Allocation Schedule within 10 days after Purchaser's receipt of such objections, such dispute with respect to the Allocation Schedule shall be presented to a "big five" accounting firm to be mutually selected by Purchaser and Seller, on the next day for a decision that shall be rendered by such accounting firm within thirty (30) calendar days thereafter and shall be final and binding upon each of the parties. The fees, costs and expenses incurred in connection therewith shall be shared in equal amounts by Purchaser and Seller. Purchaser and Seller each shall report and file all Tax Returns (including amended Tax Returns and claims for refund) consistent with the


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
Allocation Schedule, and shall take no position contrary thereto or inconsistent therewith (including, in any audits or examinations by any taxing authority or any other proceedings). Purchaser and Seller shall cooperate in the filing of any forms (including Form 8594) with respect to such allocation, including any amendments to such forms required with respect to any adjustment to the Purchase Price, pursuant to this Agreement. Notwithstanding any other provisions of this Agreement, the foregoing agreement shall survive the Closing Date without limitation.

                  Section 6.16 General Cooperation. From the date hereof through the Closing, Seller will use its good faith efforts to operate the Business in such a manner as to achieve a smooth transition consistent with the mutual business interests of Seller and Purchaser. In this regard, Seller and Purchaser agree that they will enter into good faith discussions concerning the Business, including, but not limited to, personnel policies and procedures, and other operational matters relating to the Business.

                  Section 6.17 Use of Seller's Name and Logo. It is expressly agreed that Purchaser is purchasing, acquiring or otherwise obtaining all right, title or interest in and to the Intellectual Property, including, but not limited to, the name "Grand Union" or any trade names, Trademarks, identifying logos or service marks related thereto or employing the words "Grand Union" or any part or variation of any of the foregoing or any confusingly similar trade names, Trademarks or logos (collectively, the "Seller's Trademarks and Logos"). Seller agrees that immediately on the Closing Date, Seller shall cease and desist, and cause all of its Affiliates, Subsidiaries or licensees to cease and desist from all further use of Seller's Trademarks and Logos being transferred herein, and will adopt new trade names, Trademarks, identifying logos and service marks related thereto which are not confusingly similar to Seller's Trademarks and Logos being transferred herein. Seller shall have the continuing right to use the name "Grand Union" for purposes of the Bankruptcy Case and the corporate name of Seller and its Subsidiar ies, but promptly following the consummation of a plan of reorganization, Seller shall amend the charter documents of Seller and its Subsidiaries to delete the name "Grand Union".

                  Section 6.18 Removal of Equipment. Purchaser shall use its reasonable commercial efforts to remove all of the Assets which are located at the Retained Properties on the Closing Date within 30 days of the Closing, at its sole expense.



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
                  Section 6.19 Disclosure Supplements. From time to time (provided that Seller shall not be required to furnish such supplements or amendments more frequently than once every thirty days) prior to the Closing, Seller shall promptly supplement or amend the Disclosure Schedule with respect to any matter, condition or occurrence hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule (a "Post-Signing Matter"). No supplement or amendment shall be deemed to cure any breach of any representation or warranty made in this Agreement or have any effect for the purpose of determining satisfaction of the conditions set forth in Article VII hereof or the compliance by Seller with any covenant set forth herein or the indemnification provided for in Article IX hereof; provided, however, that if Purchaser elects to close the Transactions contemplated hereby after receiving notice of a Post-Signing Matter, Purchaser shall not be entitled to indemnification as provided for by Article IX in respect of breach of representations and warranties relating to such Post-Signing Matter. No revision to Section 4.12 of the Disclosure Schedule shall in any way affect the amount of the Environmental Claim Adjustment.

                  Section 6.20 Further Assurances. Each party shall cooperate with the other parties, and execute and deliver, or use its commercially reasonable efforts to cause to be executed and delivered, all such other instruments, including instruments of conveyance, assignment and transfer, and to make all filings with and to obtain all consents, approvals or authorizations of any Governmental Entity or other regulatory authority or any other Person under any Permit, agreement, indenture or other instrument, and take all such other actions as such party may reasonably be requested to take by another party hereto from time to time, consistent with the terms of this Agreement, in order to effectuate the provisions and purposes of this Agreement and the transactions contemplated hereby.

                  Section 6.21 Third Party Purchasers. (a) Once Purchaser identifies to Seller a Person as a potential purchaser of any of the Assets at or prior to the Closing (a "Third Party Purchaser"), and Seller and such Third Party Purchaser have entered into a confidentiality agreement containing standard and appropriate terms and provisions, Seller agrees that:

                                    (i) Between the date hereof and the Closing,
         Seller shall (A) afford such Third Party Purchaser and its authorized representatives reasonable access to all offices and other facilities, all books and records and all employees and personnel of Seller and its Subsidiaries, (B) permit such Third Party Purchaser and its authorized


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
         representatives to make such inspections and to make copies of such books and records as they may reasonably require and (C) furnish such Third Party Purchaser and its authorized representatives with such financial and operating data and other information and other information concerning the Business as they may from time to time reasonably request. Seller will direct its employees to render any assistance which such Third Party Purchaser may reasonably request in examining or utilizing records referred to in this Section 6.21(a).

                                    (ii) Such Third Party Purchaser and its
         authorized representatives (including its designated engineers or consultants) may at any time enter into and upon all or any portion of the Real Property of Seller included in the Assets in order to assess the environmental condition of such properties or the business conducted thereat. Notwithstanding the foregoing, no soil and surface or ground water sampling, monitoring, borings or testing and any other invasive tests or investigations relating to environmental conditions or Materials of Environmental Concern at such properties shall be conducted (i) without Sellers' consent, which consent shall not be unreasonably withheld; (ii) without permitting Seller the opportunity to participate therein; and (iii) unless such Third Party Purchaser and C&S agree to repair and restore any portion of the Assets damaged as a result of any inspection or assessment of the Assets by any Third Party Purchaser and indemnify and agree to hold harmless Seller from and against any and all damage suffered by Seller in connection with any entry onto, or inspec tion of, the Assets by any Third Party Purchaser or such Third Party Purchaser's agents, employees, representatives or contractors in connec tion therewith, which indemnity shall survive the sale of the Assets for a period of one year or, if such sale is not consummated, the termination of this Agreement. Seller shall cooperate with such Third Party Purchaser and its authorized representatives in conducting such assessment, and shall allow such Third Party Purchaser and its authorized representatives reasonable access to their properties and businesses.

                                    (iii) Once Seller and such Third Party
         Purchaser have entered into a confidentiality agreement under which Seller agrees to provide information pertaining to any of the Assets to such Third Party Purchaser, the sharing by Purchaser with such Third Party Purchaser, or the sharing by such Third Party Purchaser with Purchaser, of any information concerning the Business or any of its assets or properties will not be deemed to be a violation of the terms of the Confidentiality Agreement or Section 6.2(f), or any confidentiality agreement between Seller and such Third Party Purchaser.

                                    (iv) In order to facilitate the acquisition
         of Assets by one or more Third Party Purchasers, Seller shall, if requested by Purchaser, execute one or more amendments to this Agreement making such Third Party Purchasers parties hereto in respect of a portion of the Assets, and to permit such Third Party Purchasers to assume all rights, obligations and interests of Purchaser under this Agreement in respect of such Assets, all subject to any further required order of the Bankruptcy Court.

                           (b) Purchaser agrees, that the inclusion of one or
more Third Party Purchasers in this Agreement pursuant to Section 6.21(a) shall not relieve Purchaser or C&S of its obligation (i) to effect the Closing upon the satisfaction in respect of Purchaser of all conditions to Closing set forth in Sections 7.1 and 7.2, whether or not, in respect of the acquisition of Assets by any Third Party Purchaser, the applicable waiting period under the HSR Act shall have expired or been terminated; (ii) to the extent not provided by any such Third Party Purchaser, to provide adequate assurances of performance of Assumed Contracts, in accordance with Section 6.7(g), or (iii) to provide deposits as required by Section 2.6(a).

                  Section 6.22 Interim Supply Agreement. Provided that Seller is in compliance with its obligations under the Interim Supply Agreement, C&S would continue to ship products to Seller in accordance with the terms of the Interim Supply Agreement through the Closing Date. Seller and Purchaser hereby agree that if the Transactions are consummated, the "Aggregate Consideration Paid" for all purposes of the Interim Supply Agreement shall be $301,800,000.

                  Section 6.23 Escrow Expiration. Seller shall, no less than five (5) Business Days prior to the anticipated Escrow Termination Date, give Purchaser, C&S and the Escrow Agent, notice of such anticipated termination.



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
                  Section 6.24 Adequate Assurances. Promptly upon the conclusion of the Auction, Purchaser, C&S, or Third Party Purchasers, as applicable, shall
(i) identify which Assigned Contracts constituting unexpired leases of non-residential real property shall be assumed and assigned to Purchaser, C&S or Third Party Purchasers, as applicable, and (ii) to the extent necessary or desirable, supplement or modify the Adequate Assurance Package for Purchaser, C&S or Third Party Purchasers, as the case may be, with respect to Section 365 of the Bankruptcy Code. C&S, Purchaser and each applicable Third Party Purchaser, as the case may be, shall fully cooperate with Seller and shall use commercially reasonable efforts to satisfy the requirements of "adequate assurance of future performance" under section 365 of the Bankruptcy Code. The foregoing covenants regarding adequate assurance of future performance herein of Purchaser, C&S and any applicable Third Party Purchaser shall likewise apply to any other Assigned Contracts which Purchaser or any applicable Third Party Purchaser request to have assumed and assigned pursuant to this Agreement. Nothing in this Section 6.24 shall abridge or modify the rights of Purchaser to assign or transfer directly certain Assets to be designated, assigned or transferred directly to Subsequent Third Party Purchasers, subject to compliance with Section 365 of the Bankruptcy Code and pursuant to Section 6.7(g) of this Agreement.


                                   ARTICLE VII

                                   CONDITIONS

                  Section 7.1 Conditions to Each Party's Obligation to Effect the Closing. The respective obligation of each party to effect the Closing shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions:

                           (a) Statutes; Court Orders. No statute, rule or
regulation shall have been enacted by any Governmental Entity which prohibits the consummation of the Closing; and there shall be no order or injunction of a court of competent jurisdiction or Governmental Entity in effect precluding consummation of the Closing;

                           (b) HSR Approval. The applicable waiting period under
the HSR Act shall have expired or been terminated; and

                           (c) Escrow Agreement. The Escrow Agent shall have
delivered to the parties a duly executed counterpart of the Escrow Agreement.



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
                  Section 7.2 Conditions to Obligations of Purchaser to Effect the Closing. The obligations of Purchaser to consummate the Closing shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

                           (a) Government Action. There shall not be, threatened
in a bona fide manner, or pending any suit, action or proceeding by any Governmental Entity:

                                    (i) seeking to prohibit or impose any
         material limitations on Purchaser's ownership or operation (or that of any of its Subsidiaries or Affiliates) of all or a material portion of its businesses or assets or the Assets, or to compel Purchaser or any of its Subsidiaries or Affiliates to dispose of or hold separate any material portion of the Assets or the business or assets of Purchaser or any of its Subsidiaries or Affiliates;

                                    (ii) seeking to restrain or prohibit the
         consum mation of the Closing or the performance of any of the other Transac tions, or seeking to obtain from Purchaser or any of its Subsidiaries any damages that are material;

                                    (iii) seeking to impose material limitations
         on the ability of Purchaser, or rendering Purchaser unable, to accept for payment or pay for or purchase any material Asset or otherwise to consummate the Closing;

                                    (iv) seeking to impose material limitations
         on the ability of Purchaser effectively to exercise full rights of ownership of the Assets;

                                    (v) which otherwise is reasonably likely to
         have a Material Adverse Effect; or

any other action shall be taken by any Governmental Entity, other than the application to the Transactions of applicable waiting periods under the HSR Act, that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (v) above.

                           (b) Certificates of Seller's Counsel. Seller shall
have delivered to Purchaser at the Closing certificates of Seller's counsel, dated as of the Closing Date,


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
in form and substance satisfactory to the Purchaser, to the effect that to the actual knowledge of any of Jeffrey Tanenbaum, Adam Rogoff, Howard Greenberg or Morris Bauer, no motion or pleading seeking relief under Bankruptcy Rules Rule 9024 or Fed. R. Civ. P. 60 has been filed with respect to the Sale Order.

                           (c) Permits Obtained. All Permits necessary for the
operation of the Business either have been transferred to Purchaser or have been obtained by Purchaser.

                           (d) Material Adverse Effect. Since the date hereof,
there shall not have occurred any Material Adverse Effect.

                           (e) Representations and Warranties. All of the
representations and warranties of Seller set forth in this Agreement that are qualified as to materiality shall be true and complete and any such representations and warranties that are not so qualified shall be true and complete in all material respects, in each case as of the date of this Agreement and as of the Closing Date, other than representations and warranties that speak as of a specific date or time (which need only be so true and correct as of such date or time).

                           (f) Seller's Performance of Covenants. Seller shall
not have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of Seller to be performed or complied with by it under this Agreement. Purchaser, in its reasonable good faith judgment, shall be satisfied that, since the date of this Agreement, Seller shall have maintained its organization substantially intact (including at store, district and corporate levels such that there would be no material adverse effect upon the operations of the Business or upon Purchaser's ability to operate the Business), and Seller's business has been operated in the ordinary course, including maintaining adequate Inventory levels.

                           (g) Sufficient Inventory. The Preliminary Inventory
Amount is at least 80% of the Base Inventory Amount; provided that if the Closing should occur after January 15, 2001 such percentage shall be adjusted as set forth in Exhibit C.

                           (h) Certificate of Seller's Officers. Purchaser shall
have received from Seller a certificate, dated the Closing Date, duly executed by the Chief Executive Officer or the Chief Financial Officer of Seller, reasonably satisfactory in form to Purchaser, to the effect of paragraphs (d),
(e), (f) and (g) above.

                           (i) Tax Certifications. Purchaser shall have received
a certification of non-foreign status for Seller and any Subsidiary of Seller that is selling Assets pursuant to this Agreement in the form and manner which complies with the requirements of Section 1445 of the Code and the regulations promulgated thereunder.

                           (j) Sale Order. The Bankruptcy Court shall have
entered the Sale Order, which shall be a Final Order. Nothing in this Section 7.2(j), or any other Section of this Agreement, shall preclude Seller or Purchaser from consummating the Transactions if Purchaser, in its sole discretion, waives the requirement that the Sale Order or any other orders be Final Orders. No notice of such waiver of this or any other condition to Closing need be given except to Seller or Purchaser, as explicitly required in this Agreement, it being the intention of the parties hereto that Purchaser shall be entitled to, and is not waiving, the protection of Section 363(m) of the Bankruptcy Code, the mootness doctrine and any similar statute or body of law if the Closing occurs in the absence of a Final Order.

                           (k) Receipt of Commitment Funds. C&S or Purchaser
shall have received the funds contemplated by the Commitment Letter (the "Financing Condition").

                           (l) Title Commitments. Purchaser shall have received
commitments from a nationally recognized title insurance company with respect to each parcel of Owned Real Property insuring title thereto vested in Purchaser subject only to Permitted Encumbrances.

                           (m) Interim Operating Agreement. The Interim
Operating Agreement shall have been delivered by Seller.

                           (n) Transfer of All Assets. Substantially all Assets
(other than Contingent Assets and Assets that cannot be transferred pursuant to Section 6.5) shall be transferred to Purchaser, it being understood that Purchaser shall have no obligation to effect the Closing unless substantially all Assets (other than as referred to above) shall be transferred to Purchaser or, pursuant to the terms hereof, one or more Third Party Purchasers; provided, however, that Purchaser shall not be required to close, if any of the Assets listed on Schedule 7.2(n) of the Disclosure Schedule cannot be transferred and assigned to Purchaser.

                           (o) Supply Agreement. Seller shall have rejected the
Previous Supply Agreement as set forth in Section 6.6(a).


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
The foregoing conditions are for the sole benefit of Purchaser and may be waived by Purchaser, in whole or in part, at any time and from time to time in its sole discretion.

                  Section 7.3 Conditions to Obligations of Seller to Effect the Closing.

         The obligations of Seller to consummate the Closing shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

                           (a) Representations and Warranties. All of the
representations and warranties of C&S and Purchaser set forth in this Agreement that are qualified as to materiality shall be true and complete and any such representations and warranties that are not so qualified shall be true and complete in all material respects, in each case as of the date of this Agreement and as of the Closing Date, other than representations and warranties that speak as of a specific date or time (which need only be so true and correct as of such date or time).

                           (b) Purchaser's Performance of Covenants. C&S and
Purchaser shall not have failed to perform in any material respect any material obligation or to comply in any material respect with any agreement or covenant of C&S or Purchaser to be performed or complied with by it under this Agreement.

                           (c) Certificate of Purchaser's Officers. Seller shall
have received from Purchaser a certificate, dated the Closing Date, duly executed by the managing member of Purchaser, satisfactory in form to Seller, to the effect of paragraphs (a) and (b) above.

                           (d) Sale Order. The Bankruptcy Court shall have
entered the Sale Order, which shall be a Final Order, unless Seller waives the requirement that such order be a Final Order.

                           (e) Supply Agreement Amount Discrepancy. If the
difference in values assigned by Purchaser and Seller to the amount due to C&S under the Interim Supply Agreement exceeds One Million Dollars ($1,000,000), the Bankruptcy Court shall have approved the amount due thereunder.

                           (f) Funding. Subject to the offsets and adjustments
provided for hereunder, at the Closing, Purchaser and/or one or more Third Party Purchasers shall have paid the Purchase Price (including in such amount, funds deposited into escrows pursuant to Section 2.6).


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
The foregoing conditions are for the sole benefit of Seller and may be waived by Seller, in whole or in part, at any time and from time to time in its sole discretion.


                                  ARTICLE VIII

                                   TERMINATION

                  Section 8.1 Termination. This Agreement may be terminated or abandoned at any time prior to the Closing Date:

                           (a) By the mutual written consent of Purchaser and
Seller;

                           (b) By either Purchaser or Seller if any Governmental
Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their reasonable efforts to lift), which permanently restrains, enjoins or otherwise prohibits the consummation of the Transac tions and such order, decree, ruling or other action shall have become final and non- appealable;

                           (c) By either Purchaser or Seller (provided that the
failure of the Closing to occur on or before either date set forth below is not the result of a breach of any covenant, agreement, representation or warranty hereunder by the party seeking such termination), upon written notice given to the other parties in the event that the Closing shall not have taken place on or before January 15, 2001; provided, however, that if the applicable waiting period under the HSR Act shall not have expired or been terminated, such date shall automatically be extended to March 15, 2001; provided, further, that if the Financing Condition shall not have been satisfied by January 15, 2001, such date shall automatically be extended to February 15, 2001.

                           (d) By Seller if Purchaser or C&S shall have breached
in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach cannot be or has not been cured within three Business Days after the giving of written notice by Seller to Purchaser specifying such breach;

                           (e) By Purchaser:



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
                                    (i) if Seller shall have breached in any
         material respect any of its representations, warranties, covenants or other agree ments contained in this Agreement, which breach cannot be or has not been cured within three Business Days after the giving of written notice by Purchaser to Seller specifying such breach;

                                    (ii) if there shall have occurred any
         Material Adverse Effect since the date hereof;

                                    (iii) if Purchaser, in its reasonable
         discretion, shall have determined that an amount of Assets material to the Transac tions may not be assigned pursuant to the operation of
         Section 6.5(b) by Seller and/or its Subsidiaries, as applicable, to Purchaser, and/or Third Party Purchasers, if any, whether or not any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their reasonable efforts to lift), which permanently restrains, enjoins or otherwise prohibits acquisition by Purchaser of such Assets;

                                    (iv) if Seller shall have breached any
         provision of the Interim Supply Agreement or such agreement has been terminated;

                                    (v) if the Bankruptcy Court has not entered
         the Sale Order by February 1, 2001;

                                    (vi) if Seller or the board of directors of
         Seller shall have decided not to proceed with this Agreement or to transfer or dispose of the Assets to any party other than Purchaser;

                                    (vii) if Seller has filed or supported a
         plan of liquidation relating to Seller that seeks to transfer or dispose of the Assets;

                                    (viii) if Seller's Bankruptcy Case is
         converted from a case under chapter 11 of the Bankruptcy Code to a case under chapter 7 of the Bankruptcy Code; or

                                    (ix) if Purchaser declines to continue
         bidding at any point during the Auction and is not the prevailing bidder at such time.

                           (f) By Seller at any time after February 15, 2001 if
(i) all the conditions set forth in Sections 7.1 and 7.2 (other than the Financing Condition) shall have been satisfied or waived at such time and (ii) C&S or Purchaser shall have failed to receive the funds contemplated by the Commitment Letter or obtained other funds which are sufficient to consummate the Transactions.

                  Section 8.2       Effect of Termination.

                           (a) In the event of the termination or abandonment of
this Agreement by any party hereto pursuant to the terms of this Agreement, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination or abandonment of this Agreement is made, and there shall be no liability or obligation thereafter on the part of Purchaser, C&S or Seller except (A) for fraud, (B) for breach of this Agreement prior to such termination or abandonment of the Transactions, (C) as set forth in Section 8.2(b) and (D) as set forth in
Section 10.1.

                           (b) Without limiting the provisions of Section 6.7,
if Purchaser terminates this Agreement after the entry of the Sale Order pursuant to Section 8.1(e)(i), 8.1(e)(vi) or 8.1(e)(vii), Seller shall pay, or cause to be paid, to Purchaser, an amount of Expenses determined by the Bankruptcy Court in accordance with Section 6.7(a) within two Business Days of such determination. Any payments required to be made pursuant to this Section 8.2(b) shall be made by wire transfer of same day funds to an account designated by Purchaser.

                           (c) If Seller terminates this Agreement pursuant to
Section 8.1(f) and the failure to obtain the financing for the Transactions is not the result of there being a material disruption of the banking and capital markets after the date of the Commitment Letter which in the lender's reasonable opinion adversely impacts in any material respect availability of credit or the lender's ability to syndicate the credit facility, C&S or Purchaser shall pay Seller, as liquidated damages, within two Business Days of such termination, an amount equal to fifteen million dollars ($15,000,000), it being understood that Seller's actual damages in such event shall be difficult to predict at this time and incapable of precise estimation and that Seller's sole and exclusive remedy upon such termination shall be payment of such amount, which may be withheld by Seller from the Auction Deposit Escrow.

                           (d) Any deposit into escrow made by Purchaser
pursuant to Section 2.6(a) shall be remitted to Purchaser within one Business Day of the termination


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
of this Agreement, unless terminated by Seller pursuant to Section 8.1(d) in which case Seller shall retain the deposit, subject to Section 8.2(c).

                  Section 8.3 Extension; Waiver. At any time prior to the Closing, each of the parties hereto may (i) extend the time for the performance of any of the obligations or acts of any other party hereto, (ii) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto, (iii) waive compliance with any of the agreements of the other party contained herein, or (iv) waive any condition to its obligations hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.


                                   ARTICLE IX

                                 INDEMNIFICATION

                  Section 9.1       Indemnification; Remedies.

                           (a) Seller shall indemnify, defend and hold harmless
Purchaser Indemnified Persons from and against and in respect of (i) all Purchaser Losses and (ii) all Retained Liabilities.

                           (b) Seller's indemnification obligations under
Section 9.1(a) and (c) shall be from the first dollar of any claim.

                           (c) Seller shall indemnify, defend and hold harmless
Purchaser Indemnified Persons from and against and in respect of any breach or inaccuracy in any representation contained in Article IV including, in respect of Purchaser Representation Losses.

                           (d) Notwithstanding anything to the contrary herein,
the indemnification pursuant to Section 9.1(a) and Section 9.1(c) shall (i) survive only through the Escrow Termination Date; (ii) be limited in amount to $1.5 million and (iii) be payable solely from the Escrow Account.



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
                  Section 9.2 Notice of Claim; Defense. Purchaser shall give Seller prompt notice of any Third Party claim that may give rise to any indemnification obligation under this Article IX, together with the estimated amount of such claim, and Seller shall have the right to assume the defense (at Seller's expense) of any such claim through counsel of Seller' own choosing by so notifying Purchaser within 30 days of the first receipt by Seller of such notice from Purchaser; provided, however, that any such counsel shall be reasonably satisfactory to Purchaser. Failure to give such notice shall not affect the indemnification obligations hereunder in the absence of actual and material prejudice. If Seller assumes the defense of such claim or action, it shall have the right to settle such claim or action; provided, however, that it shall not settle such claim or action without the prior written consent of Purchaser (which consent shall not be unreasonably withheld). If, under applicable standards of professional conduct, a conflict with respect to any significant issue between any Purchaser Indemnified Person and Seller exists in respect of such Third Party claim, Seller shall pay the reasonable fees and expenses of such additional counsel as may be required to be retained in order to eliminate such conflict. Seller shall be liable for the fees and expenses of counsel employed by Purchaser for any period during which Seller has not assumed the defense of any such Third Party claim (other than during any period in which Purchaser will have failed to give notice of the Third Party claim as provided above). If Purchaser assumes the defense of such claim or action, it shall not settle such claim or action without the prior written consent of Seller (which consent shall not be unreasonably withheld). If Seller assumes such defense, Purchaser shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by Seller, it being understood that Seller shall control such defense. If Seller chooses to defend or prosecute a Third Party claim, Purchaser shall cooperate in the defense or prosecution thereof, which cooperation shall include, to the extent reasonably requested by Seller, the retention, and the provision to Seller, of records and information reasonably relevant to such Third Party claim, and making employees of the Business available on a mutually convenient basis to provide additional information and explanation of any materials provided hereunder. If Seller chooses to defend or prosecute any Third Party claim, Purchaser shall agree to any settlement, compromise or discharge of such Third Party claim that Seller may recommend and that, by its terms, discharges Purchaser and any of its Affiliates from the full amount of liability in connection with such Third Party claim; provided, however, that, Seller shall not consent to, and Purchaser shall not be required to agree to, the entry of any judgment or enter into any settlement that (i) provides for injunctive or other non- monetary relief affecting Purchaser or any of its Affiliates or (ii) does not include as an unconditional term thereof the giving of a release from all liability with respect to such claim by each claimant or plaintiff to each Purchaser Indemnified Person that is the subject of such Third Party claim.


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
                  Section 9.3 Survival of Indemnification Claims. The indemnification obligations set forth in this Article IX shall survive the Closing in accordance with the provisions of this Article IX.

                  Section 9.4 Tax Effect of Indemnification Payments. All indemnity payments made by Seller to Purchaser Indemnified Persons, or by Purchaser Indemnified Persons to Seller, pursuant to this Agreement shall be treated for all Tax purposes as adjustments to the Purchase Price.

                  Section 9.5 Effect of Investigation. The right to indemnification, payment of Purchaser Losses or for other remedies based on any representation, warranty, covenant or obligation of Seller contained in or made pursuant to this Agreement shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the date the Closing occurs, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation. The waiver of any condition to the obligation of Purchaser to consummate the Transactions, where such condition is based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, shall not affect the right to indemnification, payment of Purchaser Losses, or other remedy based on such representation, warranty, covenant or obligation.

                  Section 9.6 Survival of Covenants, Representations and Warranties. The representations and warranties set forth in Article IV shall not survive following the Escrow Termination Date and, except as set forth below covenants shall survive through the Closing; provided that (a) expiration of a representation, warranty, covenant or agreement shall not affect the obligations of a party with respect to claims for indemnifi cation for which notice has been given to the indemnifying party in accordance with this Article IX prior to such expiration and (b) all covenants, agreements and indemnification matters that contemplate or may involve actions to be taken or obligations in effect after the Closing shall survive the Closing Date.




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                                    ARTICLE X

                                  MISCELLANEOUS

                  Section 10.1 Fees and Expenses. (a) All costs and expenses incurred in connection with this Agreement and the consummation of the Transactions (other than filing fees in respect of filings under the HSR Act, which shall be borne by Purchaser) shall be paid by the party incurring such expenses, except as specifically provided to the contrary in this Agreement and except as provided in Section 8.2(b).

                  (b) To the extent provided in the Sale Order, in accordance with Section 1146(c) of the Bankruptcy Code, the instruments transferring the Assets to Purchaser shall contain the following endorsement:

                  "Because this [instrument] has been authorized pursuant to Order of the United States Bankruptcy Court for the District of New Jersey relating to a chapter 11 plan of the Grantor, it is exempt from transfer taxes, stamp taxes or similar taxes pursuant to 11 U.S.C. ss.1146(c)."

In addition, Seller shall seek an order that provides that any transaction, consummated within six months from the Closing Date, whereby C&S transfers or assigns any of the Assets to a Third Party, shall be exempt from Transfer Taxes, stamp Taxes or similar Taxes pursuant to 11 U.S.C. section 1146(c).

                  Section 10.2 Bulk Sales. Each of the parties hereto waives compliance with any applicable provisions of the Uniform Commercial Code Article 6 (Bulk Sales or Bulk Transfers) or analogous provisions of law, as adopted in the states in which the Business is conducted as such provisions may apply to the transactions contemplated by this Agreement.

                  Section 10.3 Condition of Assets. PURCHASER AGREES THAT THE REPRESENTATIONS AND WARRANTIES CONTAINED HEREIN ARE IN LIEU OF ALL OTHER WARRANTIES WHETHER EXPRESS OR IMPLIED, INCLUDING, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, SUCH OTHER WARRANTIES BEING SPECIFICALLY DISCLAIMED BY SELLER. Purchaser further agrees that the Assets being sold hereunder are being sold without any warranty or representation whatsoever, except as specifically stated herein.


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
                  Section 10.4 Amendment and Modification. This Agreement may be amended, modified and supplemented in any and all respects, but only by a written instrument signed by all of the parties hereto expressly stating that such instrument is intended to amend, modify or supplement this Agreement.

                  Section 10.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when mailed, delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by such party by like notice):

if to Purchaser or C&S, to:

                           C&S Wholesale Grocers, Inc.
                           Old Ferry Road
                           Brattleboro, VT  05301

                           Attention: Richard B. Cohen
                           President and Chief Executive Officer
                           Telephone:     (802) 257-6700
                           Facsimile:     (802) 257-6620

                           with a copy under separate cover to:

                           C&S Wholesale Grocers, Inc.
                           Old Ferry Road
                           Brattleboro, VT  05301

                           Attention:  Mark Gross, Esq.
                           Senior Vice President and General Counsel
                           Telephone:     (802) 257-6025
                           Facsimile:     (802) 257-6857



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
                           and with copies (which shall not constitute notice) to :

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           Four Times Square
                           New York, New York 10036

                           Attention:     Richard J. Grossman, Esq.
                           Telephone:     (212) 735-3000
                           Telecopy:      (212) 735-2000

                           and

                           Milbank, Tweed, Hadley & McCloy LLP
                           One Chase Manhattan Plaza
                           New York, New York 10005

                           Attention:     Dennis F. Dunne, Esq.
                           Telephone:     (212) 530-5770
                           Telecopy:      (212) 822-5770

if to Seller, to:

                           The Grand Union Company
                           201 Willowbrook Blvd.
                           Wayne, New Jersey 07470

                           Attention:     Jeffrey P. Freimark
                           Telephone:     (973) 890-6340
                           Telecopy:      (973) 890-6551

                           and

                           Attention:  General Counsel
                           Telephone:  (973) 890-6084
                           Telecopy:  (973) 890-6873



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                           with a copy to:

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, New York  10153

                           Attention:     Ted S. Waksman, Esq.
                           Telephone:     (212) 310-8362
                           Telecopy:      (212) 310-8007

or to such other address as a party may from time to time designate in writing in accordance with this Section. Each notice or other communication given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been received (a) on the Business Day it is sent, if sent by personal delivery, or (b) on the first Business Day after sending, if sent by overnight delivery, properly addressed and prepaid or (c) upon receipt, if sent by mail (regular, certified or registered); provided, however, that notice of change of address shall be effective only upon receipt. The parties agree that delivery of process or other papers in connection with any such action or proceeding in the manner provided in this Section 10.5, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

                  Section 10.6 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

                  Section 10.7 Entire Agreement; No Third Party Beneficiaries. This Agreement, the Disclosure Schedule and other schedules, annexes, and exhibits hereto, the Confidentiality Agreement, the Bidding Procedures Order and the Sale Order (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof and supersede and cancel all prior agreements, negotiations, correspondence, undertakings, understandings and communications of the parties, oral and written, with respect to the subject matter hereof, and (b) except for Section 6.21, are not intended to confer upon any Person other than the parties hereto and thereto any rights or remedies hereunder.



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
                  Section 10.8 Severability. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

                  Section 10.9 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCI PLES OF CONFLICTS OF LAW THEREOF.

                  Section 10.10 Exclusive Jurisdiction. The parties hereby agree that, without limitation of any party's right to appeal any order of the Bankruptcy Court, (a) the Bankruptcy Court shall retain exclusive jurisdiction to enforce the terms of this Agreement and to decide any claims or disputes which may arise or result from, or be connected with this Agreement, any breach or default hereunder, or the transactions contemplated herein, and (b) any and all claims, actions, causes of action, suits and proceedings relating to the foregoing shall be filed and maintained only in the Bankruptcy Court, and the parties hereby consent and submit to the jurisdiction of the Bankruptcy Court.

                  Section 10.11 Election of Remedies. Neither the exercise of nor the failure to exercise a right of set-off or to give notice of a claim under this Agreement will constitute an election of remedies or limit Purchaser or any Purchaser Indemnified Persons in any manner in the enforcement of any other remedies that may be available to any of them, whether at law or in equity.

                  Section 10.12 Assignment. Neither this Agreement not any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written content of the other parties, except that (a) Purchaser may assign, in its sole discretion, any or all of its rights, obligations and interests hereunder to any Affiliate or Subsidiary of Purchaser, (b)


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
Purchaser may assign any or all of its rights, obligations and interests under this Agreement to any Person or Persons, or any assignee of such Person or Persons, providing to Purchaser or any of its Affiliates or Subsidiaries financing for the Transactions, or to any Person providing to Purchaser or any of its Affiliates or Subsidiaries financing related to the Business or to any of the businesses of Purchaser and its Affiliates or Subsidiaries, and (c) subject to the limitations in respect of Purchaser's obligations set forth in Section 6.21(b), Purchaser may assign any or all of its rights, obligations and interests under this Agreement to a Third Party that is a purchaser of any or all of the Assets as contemplated by Section 6.21(a)(v). In order to effect the provisions of the preceding sentence, Seller shall, if requested by Purchaser, execute one or more amendments to this Agreement making Third Party Purchasers parties hereto. Subject to the first sentence of this Section 10.12, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

                  Section 10.13 Headings. The article, section, paragraph and other headings contained in this Agreement are inserted for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, Purchaser, C&S and Seller have executed this Agreement or caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.


                                THE GRAND UNION COMPANY

                                By: /s/ Gary Philbin
                                    -------------------------------------
                                Name:    Gary Philbin
                                Title:   President and CEO



                                GU MARKETS LLC

                                By:/s/ Mark Gross
                                   --------------------------------------
                                Name:    Mark Gross
                                Title:   Secretary



                                C&S WHOLESALE GROCERS, INC.

                                By :/s/ Mark Gross
                                    -------------------------------------
                                Name:    Mark Gross
                                Title:   Senior Vice President

                                                                    Exhibit A
                                                                    ---------


                           Interim Operating Agreement
                           ---------------------------

1. Purchaser and C&S agree to pay all expenses and to assume all liabilities (except "Retained Liabilities") relating to the operation of Seller for a period of up to 90 days following Closing, except for:

                  a.       employee costs and expenses relating to wind-down,

                  b. professional costs and expenses relating to wind-down, and

                  c.       Severance or other termination costs.

2. Purchaser and Seller shall agree upon the services to be provided to Purchaser and Third Party Purchasers under the Interim Operating Agreement

3. Purchaser shall have the right to terminate the Interim Operating Agreement, on a service-by-service or location-by-location basis, at any time upon at least two weeks notice, at which point the applicable obligations of Seller shall cease and all applicable costs and expenses through the applicable termination date and resulting from such termination of the Interim Operating Agreement shall be due and payable by Purchaser and C&S.

4. Seller shall use its best efforts to provide adequate levels of employees for purposes of the Interim Operating Agreement. However, it is not a breach if Seller cannot provide such staffing to fulfill Purchaser's needs under the Interim Operating Agreement It is understood that in order to retain the service of administrative and field (non-store) employees under the Interim Operating Agreement, Seller will likely be required to incentivize such employees to remain as employees of Seller, subject to Purchaser's approval. Such incentives will have the result of increasing costs to Purchaser.

5. It is understood that C&S will be required to provide advance funding of an amount equal to the estimated cost of Seller under the Interim Operating Agreement for the subsequent two-week period at the time of Closing in order to properly fund the Interim Operating Agreement and that C&S shall provide additional advance funding to Seller as may be required to maintain minimum undrawn advanced funding of such amount.



365216.14-New York S1A